EXHIBIT 4.19
TRANSLATION FROM HEBREW

Lease Agreement between Kaps-Pharma Ltd. and BioLine Innovations Jerusalem L.P.

Made and executed in Jerusalem on the 10th day of July, 2005

Between

Kapps-Pharma Ltd.
Of 24 Raul Wallenberg Street, Tel Aviv

(Hereinafter: “the Lessor”)

Of the first part

And

Bioline Innovations Jerusalem, Limited Partnership
Partnership No. 55-021885-3
Of 19 Hartum St., Har Hotzvim, Jerusalem

(Hereinafter: “the Lessee”)

Of the second part

WHEREAS
The Lessor declares that it is entitled to be registered as the owner of lease rights in the land known as bloc 30243, parcel 62, lot 5 according to Urban Building Plan / Jerusalem / 2787, which constitute a lot with an area of 7,863 square meters located in the Har Hotzvim industrial area of Jerusalem (hereinafter: “the Lot”), whereon is constructed “the building” as defined herein below:

WHEREAS
The Lessor declares that there is no preclusion on his part pursuant to any law and/or agreement for it to enter into this agreement and perform all the undertakings thereof pursuant thereto and the signature thereof of this agreement and the performance of the undertakings thereof pursuant thereto fail to constitute any breach of any undertaking whatsoever vis-à-vis any third parties;

WHEREAS
The Lessee would like to rent from the Lessor and the Lessor would like to rent to the Lessee the parts of “the building” as defined herein below, described and defined herein below as the “rented premises,” all in accordance with and subject to the provisions of this agreement;

Accordingly, the parties have agreed, declared and stipulated the following:

1.           The Preamble to this agreement constitutes a binding and integral part thereof.

2.           Definitions

In this agreement, the terms specified herein below shall have the meaning that appears alongside them:

“The Agreement” – This agreement including all appendices thereto

“The Building” – The 9-story building for light industry and offices and 2 basement parking lots that exists on the lot

“The Rented Premises” – An area of 1,419 square meters (gross), all as delineated and marked in red on the sketch attached hereto as Appendix A to this agreement and the provisions as specified in section 7 herein below.
It is hereby clarified that the area, as aforesaid, is divided as follows:

751 square meters (gross) in the new wing of the building (hereinafter: “the New Wing Area”)

623 square meters (gross) in the old wing of the building (hereinafter: “the Old Wing Area”)

31 square meters (gross) in the old wing of the building, wherein the generator, the bellows and chiller shall be placed, as specified further on in the agreement (hereinafter: “the Machinery Area”)

14 square meters (gross) – a gallery in the new wing, wherein the Lessee may place an additional bellows (hereinafter: “the Gallery Area”)

For the avoidance of doubt, it is hereby clarified that for all intents and purposes the rented premises shall be deemed, pursuant to this agreement, as the gross area of the rented premises, i.e., 1,419 square meters, and this area shall be final and not given to appeal even if by way of any measurement it becomes clear that it differs from the particulars above.

“Gross Area” in this agreement: the net area with the addition of 15% in respect of the area of walls, hallways and public areas.

“Project Manager” – Mr. Avi Kirschenberg or anyone to be authorized by the Lessor in writing by way of notice to be delivered to the Lessee

“Index” – The Consumer Price Index (including fruits and vegetables) that is publicized by the Central Bureau of Statistics

“Basic Index” – The known index on the date of signature of this agreement, i.e., the index for the month of May, publicized on the 15th of June, 2005, which stood at ______ points

“Interest for Delay” – The total interest for delay at the highest customary rate during the period of delay pertinent to the matter at the Israel Discount Bank Ltd. in respect of unauthorized overdrafts in current loan accounts. Written authorization of one of the managers of a bank branch with respect to the rate of interest as aforesaid shall be proof positive for the interest rate

3.           Non-application of the Tenancy Protection Law

a.
It is hereby explicitly declared that the rented premises are situated in a building, the construction whereof shall be completed following the date of August 20, 1968 and this rental has been made with the explicit condition that the Tenancy Protection (Consolidated Version) Law 5732-1972 as well as the other tenancy protection laws, including the regulations and orders thereof (hereinafter: “the Tenancy Protection Law”) and any law that grants the Lessee the status of a protected tenant fail to apply to the rental.

b.
The Lessee declares that it has not paid and shall not pay the Lessor any key money or other proceeds for the rental, which do not comprise rent and the Lessee or anyone on behalf thereof shall not be a protected tenant in the rented premises according to law.

c.
The Lessee declares that all investments that it makes in the rented premises, including equipment and devices, shall be made solely for its needs and it shall be precluded from contending that such investments comprise any key money or payment pursuant to section 82 of the Tenancy Protection (Consolidated Version) Law 5732-1972 or any payment that grants it any rights whatsoever in the rented premises apart from the contents of this agreement. It shall also be precluded from demanding from the Lessor participation or a refund, in full or in part, in respect of the aforesaid investments.

d.
The Lessee is aware that the rented premises are rented to the Lessee, inter alia, based on the declarations thereof above and it shall be precluded from raising any claims or contentions whatsoever in connection with being a protected tenant or that it has further rights in the rented premises apart from those granted thereto explicitly herein in this agreement.

4.           The Tenancy

a.
The Lessor hereby rents to the Lessee and the Lessee hereby rents from the Lessor the rented premises in a tenancy that is unprotected by the Tenancy Protection Law for the sole purposes of the tenancy for a period and under the conditions as specified herein in this agreement above and below.

b.
The Lessee declares that it has seen the rented premises and/or the plans thereof and/or the blueprint of the rented premises and examined the legal state thereof and subject to the accuracy of the declarations and representations of the Lessor, it has found the premises to be suitable for the purposes thereof and the Lessee is hereby precluded from contending any contention in connection with the suitability of the rented premises for its needs and/or any other contention, save for a contention with respect to a concealed fault and/or flaw and/or damage.

c.
The Lessee shall act to the best of its ability and subject to the plans thereof to obtain authorization of an authorized concern as defined in the Encouragement of Capital Investments Law. The Lessee shall present this authorization to the Lessor forthwith upon receiving it and from this date an authorized enterprise shall be run throughout the period of the tenancy (including the extension periods). It is clarified that in the event that the Lessee loses the status of an authorized concern, at any time and for any reason, the Lessee shall inform the Lessor thereof forthwith and in writing.

5.           Adapting the Rented Premises

a.
The Lessee has prepared and shall prepare, at its expense, by way of planners to be authorized by the Lessor in advance and in writing, all plans for the performance of the initial adaptation works in the premises, as they are defined herein below, including interior plans, statements of quantities, specifications, and the plans of the rented premises and of all the systems in the premises, including air-conditioning, electricity, plumbing, fire-extinguishing, smoke detectors, and security systems (all the aforesaid together hereinafter: “the Plans”) and shall submit such for authorization of the Lessor. The parties agree that up to the date of signature of the agreement, solely the plans for the performance of the initial adaptation works in the area of the new wing of the rented premises have been authorized and these are attached hereto as Appendix B 1 to this agreement. The Lessee has submitted to the Lessor solely initial interior division plans for the performance of the adaptation works in the area of the old wing in the rented premises, which have been authorized as such by the Lessor. Subsequently, the parties hereby agree that the Lessee shall transmit for the Lessor’s authorization the plans (as defined above), including the specific plans for the performance of the initial adaptation works in the area of the old wing, including plans of the systems in accordance with the schedules attached hereto as Appendix B to this agreement. With respect to these plans, the Lessee shall perform any amendment and/or alteration, as required by the Lessor, until it receives authorization of the Lessor for the plans and all this at the earliest possible time, and, in any case, in accordance with the schedules attached hereto to this agreement, as aforesaid. From the moment of final authorization of the plans for the performance of the initial adaptation works in the area of the old wing by the Lessor, as aforesaid, these shall be attached to the agreement as Appendix B2. The Lessee hereby undertakes that the plans shall be adapted by the various consultants on behalf of the Lessee and Lessor, insofar as required by the Lessor, including a safety consultant on behalf of the Lessor, and the Lessee shall act, at its expense, insofar as required, to carry out all the aforesaid.

b.	The Lessee shall receive possession of the rented premises, in its present state, “as is” on the date of delivery as defined in section 6 herein below.

The Lessee shall perform, at its sole liability and expense, all the adaptation works in the rented premises, all subject to the provisions of this agreement, including section 14 of this agreement and including the undertaking of the Lessor to participate in the costs of performance of the initial permanent adaptation works, as defined herein below, in accordance with the provisions of this agreement.

Without derogating from the other provisions of this agreement, the parties hereby agree that the adaptation works that the Lessee shall perform in the rented premises in accordance with the final authorized plans, as aforesaid and as specified in section 5(a) above, shall be performed thereby solely from the date of delivery of the rented premises to the Lessee until the date February 1, 2006 (hereinafter: “the Initial Adaptation Works”). The initial adaptation works shall be performed solely by registered contractors, provided that the Lessor shall be partner to the procedure of choosing the performing contractors and the process of conducting negotiations therewith. Any conclusion with respect to selecting any performing contractor and the cost of the works to be performed shall be subject to the prior authorization of the Lessor. The Lessor shall refuse to give its agreement, as aforesaid, solely on reasonable grounds. In addition, the Lessee hereby agrees that the Lessor shall propose to the Lessee, if it chooses to do so, names of contractors to obtain price offers from them and the Lessee shall contact the contractors, as aforesaid, with a request to obtain a price proposal for the performance of the initial adaptation works or any part thereof.

In the event that the Lessor fails to give the Lessee its decision in connection with the price proposal of the contractor that was authorized by the Lessor in advance, as aforesaid, within 10 days of the date the Lessee submits the price proposal in writing to the Lessor, the matter shall be deemed as implied consent of the Lessor, and the Lessee may decide, according to its sole discretion, whether or not the contractor’s proposal is acceptable.

The parties hereby clarify and agree that the Lessor may determine on reasonable grounds in connection with the initial adaptation works that the price proposal and/or the contractor are unacceptable thereto and the Lessee shall act in accordance therewith.

In addition, the Lessee hereby undertakes to cooperate and instruct each contractor and/or anyone on behalf thereof to cooperate with the Lessor and/or anyone on behalf thereof concerning all that is connected to the performance of the initial adaptation works, including in connection with the manner of the performance thereof in the building and in general the fulfillment of the provisions and directions for safety, etc.

The parties hereby agree that on behalf of the Lessee Mr. Yoav Avichai shall supervise the performance of the initial adaptation works, pursuant to the provisions of this agreement.

The Lessor shall finance part of the cost of the initial permanent adaptation works, as to be defined herein below, solely in the amount of $250 per square meter of the rented premises with the addition of Value Added Tax (hereinafter: “the Lessor’s Contribution”) and all subject to the performance thereof pursuant to the provisions of this agreement, in full and on time and in accordance with the provisions of this section.

For the avoidance of doubt, it is hereby clarified that the Lessor’s contribution to the cost of the initial adaptation works, as specified above, shall apply solely to the initial adaptation works in the rented premises, which shall remain in the rented premises on the date of evacuation thereof by the Lessee and which constitute an alteration and/or addition to the infrastructures, to the division or systems of the rented premises, including the form thereof, the nature thereof, the style thereof, the quality thereof, the kind thereof, the size thereof or the quantity thereof and, inter alia, the Lessor’s contribution, as aforesaid, shall not apply to the purchase of movable equipment, such as furniture, computers, etc. (above and herein below: “the Initial Permanent Adaptation Works”).

The parties agree that following the parties’ and various contractors’ conclusion regarding the estimated comprehensive price of the initial permanent adaptation works, the parties shall prepare a revaluation of the amount of the Lessor’s contribution, as defined and specified above, in relation to the total cost of the initial permanent adaptation works (i.e., a revaluation according whereto the Lessor’s contribution reaches a certain percentage [revaluated] of the sum total of revaluated costs of the initial permanent adaptation works) (hereinafter: “the Proportion of the Lessor’s Contribution”).

The Lessor shall pay the Lessee the sum of the Lessor’s contribution in respect of the performance of the initial permanent adaptation works, or any part thereof, according to the amount of the Lessor’s contribution in connection with each and every invoice within 21 days of any date whereon the Lessee issues to the Lessor demands to pay in connection with the performance of such works, against the presentation of the contractors’ invoices in connection with the same works, provided that prior to the performance of the works subject of any invoice, as aforesaid, the Lessee shall receive the authorization of the Lessor in advance and in writing for the price proposal of the contractor selected for the performance of the same works and the selection of the contractor for the performance thereof, and, likewise, the Lessor has authorized that this concerns the initial permanent adaptation works, subject to the fact that the Lessor has authorized the same invoices following the performance of the works, as aforesaid, and the works subject of the invoices have been performed subject to the provisions of this agreement. (For the avoidance of doubt and solely for purposes of illustration, it is hereby clarified that if following the aforesaid revaluation, the parties agree that the Lessor’s contribution to the costs of the initial permanent adaptation works, as aforesaid, amount to (for example) the sum of 35% of the revaluated value thereof (i.e., the amount of the Lessor’s contribution in this case), the Lessor shall pay the Lessee, in accordance with the aforesaid, the value of 35% of the entire invoice to be presented thereto, as aforesaid, in any event up to an upper comprehensive and final limit of $250 per square meter of the rented premises).

The parties hereby further clarify and agree that insofar as the cost of the initial permanent adaptation works shall exceed the sum of the Lessor’s contribution, as defined above, such works shall be performed at the expense of the Lessee, as specified above, and the addition of the surplus price shall be paid by the Lessee. And, in any event where the cost of the initial permanent adaptation works shall be less than the amount of the Lessor’s contribution, as defined above, the Lessee shall not be entitled to any compensation and/or payment and/or refund of the difference between the actual cost of the initial permanent adaptation works and the amount of the Lessor’s contribution, as specified above, and/or to financing for the works and /or any equipment whatsoever, in the amount of the aforesaid difference, at any time whatsoever.

6.           Date of Delivery

a.
If the Lessee has conveyed to the Lessor the securities as specified in section 22 herein below, and all remaining payments in accordance with section 11 (c), the Lessor shall deliver to the Lessee possession of the rented premises at the time of signature of the agreement by the Lessee and the submission thereof signed, with all appendices agreed thereto, to the Lessor (hereinafter: “the Date of Delivery”).

b.
Without derogating from the generality of the aforesaid, a delay of up to 14 days in the date of delivery as a result of any delay whatsoever, for any reason whatsoever, shall not be deemed a breach of the agreement and shall not entitle the Lessee to any relief whatsoever. It is clarified that termination of the tenancy period shall not be deferred in accordance with a delay in delivery.

c.
Without derogating from the aforesaid in sub-section b above, the parties hereby agree that the date of delivery and/or date of completion of the initial adaptation works shall be deferred in cases of force majeure, strikes or lockdowns in the construction industry, situations of war or mobilization of reserves, an unanticipated shortage in materials or laborers, the failure to supply electricity and/or if the rented premises fail to be connected to the electricity grid, provided that liability for such is not exclusively the Lessor’s or any other reason or cause not under the control of or within the reasonable anticipation of the Lessor. The project manager shall determine, according to his discretion, the duration of time wherein the circumstances as specified above occurred and the date of delivery shall be deferred accordingly. A delay as aforesaid shall not be deemed a breach of the agreement and shall not entitle the Lessee to any relief whatsoever. Termination of the tenancy period shall be deferred in accordance with a delay in the delivery of possession thereof.

In the event that completion of the initial adaptation works by the Lessee is delayed due to force majeure and this precludes the entry of the Lessee into the rented premises and its reasonable use thereof for the objective of the tenancy, pursuant to the agreement, all dates pursuant to the agreement shall be deferred for the period wherein the force majeure occurred, provided that the Lessee acted insofar as possible and took all possible means to complete the works as soon as possible and curtail the aforesaid delay.

d.	The date of delivery or deferred date of delivery in accordance with sub-sections b or c above, shall be called hereinafter: “the Date of Delivery.”

e.
The Lessee shall be obligated to accept possession of the rented premises on the date of delivery and the Lessor shall perform the delivery of the rented premises with the participation of the Lessee’s representative, if he is present, subsequent to receiving notice of at least two business days in advance.

E1.   The parties hereby agree and clarify that a principal and fundamental condition of this agreement is that the Lessee shall evacuate an area of 430 square meters on the first floor of the building, which the Lessee rented from the Lessor pursuant to the tenancy agreement the parties signed on September 14, 2003 (respectively hereinafter: “the Returned Area” and “the First Tenancy Agreement”), on whichever date is the earlier of : (1) ten days from the date of the transfer of the business thereof and/or any part of the business thereof (including the move of any furniture or equipment whatsoever) into the rented premises; or (2) September 2, 2005. It is hereby agreed that at the Lessee’s request of the Lessor, in writing, at least a month prior to this date, the Lessee may receive an extension of up to 10 days of this date, i.e., until October 2, 2005 at the latest (the date of evacuation as aforesaid shall be called hereinafter: “the Date of Evacuation of the Returned Area”). The Lessee hereby undertakes to evacuate the returned area, as aforesaid, in accordance with all provisions of the first tenancy agreement, as it is clean and freshly painted with Tambour Supercryl paint (in the same shade as it received the returned area or any other shade whereto the Lessor or the project manager agrees in writing).

For the avoidance of doubt, the parties hereby agree that as long as the Lessee fails to evacuate the returned area in accordance with the provisions of this agreement and the first tenancy agreement, the first tenancy agreement shall continue to apply to the Lessee for all intents and purposes. Likewise, the parties hereby clarify and agree that the failure to evacuate the returned area beyond 5 business days following the date of evacuation of the returned area, as defined above, shall constitute a fundamental breach of the first tenancy agreement in respect of the failure to evacuate on time, in respect whereof the Lessor may utilize any relief pursuant to the first tenancy agreement and pursuant to any law.

f.
For the avoidance of doubt it is clarified that the Lessor may also, following the completion of the building, perform building works and other works in parts of the building, which are not the rented premises, including, but not solely, development works, provided that such works fail to preclude and/or damage the reasonable use of the Lessee of the rented premises for the tenancy objective and fail to infringe on the Lessee’s rights pursuant to this agreement.

Likewise, the addition of stories and/or parts of stories and/or the enlargement of the areas permitted for use in the building and/or the alteration of the permitted designation of areas within the building shall not be deemed a beach of the Lessor’s undertaking, as aforesaid, as long as this fails to preclude and/or harm the Lessee’s reasonable use of the rented premises for the objective of the tenancy or fail to infringe the rights thereof, pursuant to this agreement.

The Lessor may perform alterations in the building plans and/or the rented premises, if it is required to do so by any competent authority, provided that the aforesaid alterations fail to preclude and/or damage the Lessee’s reasonable use of the rented premises for the objective of the tenancy and/or fail to infringe the Lessee’s rights pursuant to this agreement.

f.
The project manager shall determine, at his discretion, as an expert and not as an arbitrator, whether the works and/or alterations and/or additions, as specified in sub-section 6 (f) above disturb the Lessee’s reasonable use of the rented premises for the objective of the tenancy. In addition, the project manager shall determine, at his discretion, as an expert and not as an arbitrator, whether the initial adaptation works were performed in accordance with the plans in Appendices B1 and B2 to this agreement and whether divergences from the plans or specifications or alterations therein constitute substantial divergences or minor divergences and/or whether such may disrupt the Lessee’s reasonable use of the rented premises. The parties agree that in the event that the project director’s decision, as aforesaid, fails to be agreeable to either of the parties to this agreement, the parties shall jointly request the appointment of an arbitrator whereon they agree to decide such questions. The arbitrator shall be selected in agreement and shall be a professional in the field of engineering and/or construction. In the absence of agreement regarding the appointment of an arbitrator, the arbitrator shall be appointed by the chairman of the Contractors and Builders Association in Israel. The parties agree that in the event that either of the parties requests approaching an arbitrator, as aforesaid, the matter shall not constitute grounds for the non-performance and/or delay in performance of any of the provisions of the agreement, without the matter constituting the admission of any contention whatsoever and/or derogating from any contention and/or relief pursuant to any law and agreement.

7.           Parking

A sketch of the building’s parking spaces is attached hereto as Appendix D to this agreement (hereinafter: “the Sketch of Parking Spaces”). Eighteen ordinary parking spaces marked in red on the sketch of parking spaces shall be made available to the Lessee for the period of the tenancy for the sole use thereof, commencing at the beginning of the tenancy period, pursuant to this agreement.

The parties hereby agree that by way of giving written notice of 30 days in advance to the Lessor, the Lessee shall have the option to add and rent up to 12 additional parking spaces in the building to be allocated and marked by the Lessor (hereinafter: “the Additional Parking Spaces”), part of which shall be ordinary spaces and part shall be double spaces according to the relation and arrangement herein below: the first 8 additional parking spaces shall be double parking spaces (i.e., 4 double parking spaces) and the 4 remaining spaces to be rented to the Lessee thereafter shall be ordinary parking spaces. Rental of each of the additional parking spaces shall commence on the date according to the Lessee’s provision of notice to the Lessor, as aforesaid, and shall extend until the expiration of the tenancy period.

Likewise, the parties hereby agree that, subject to the provision of 30 days’ notice in advance and in writing to the Lessor, the Lessee shall have the right to reduce the number of additional parking spaces that it shall rent from the Lessor, as aforesaid, up to the rental of 18 ordinary parking spaces specified in the first sub-section of this section 7 herein, at the least. The type of additional parking spaces to be reduced, as aforesaid in this sub-section above, shall be in accordance with the type of additional parking spaces that the Lessee rented from the Lessor, in the reverse order to the order aforesaid, so that each additional parking space to be removed shall be the last additional parking space (ordinary or double) that the Lessee rented, in accordance with the contents of this section above.

In return for the use of the parking spaces, the Lessee shall pay the Lessor rent as specified in section 10 herein below.

In any event of the termination of the tenancy or the lawful revocation thereof, all as the case may be, the permission to use the parking spaces as aforesaid shall automatically be revoked as well. The provisions of this agreement concerning all that pertains to the rented premises shall apply to the parking spaces as well.

8.           Objective of the Tenancy

a.
Without derogating from the aforesaid, the objective of the tenancy is to conduct a business that manages and develops medical projects, in general, and medications, in particular, including a laboratory for research and development for the aforesaid purpose.

It is clarified that the Lessee has the responsibility to obtain all licenses required for the management of its business in the rented premises, if required, and the failure to obtain such shall not constitute grounds for the curtailment or the delay of the tenancy or reduction of the rent, even in the event that the business is closed as a result of the absence of a license as aforesaid.

b.
In the event that the Lessee fails to obtain a permit to conduct its business and/or a business license for any reason whatsoever, the Lessee shall not have a claim nor shall a claim arise on any grounds and of any kind against the Lessor and by the signature of this agreement the Lessee waives a claim in advance, including but not solely in respect of the investments thereof in the rented premises.

Nothing in the aforesaid shall be deemed as permission by the Lessor for the Lessee to use the rented premises and/or to manage a business therein without a permit and/or by way of a divergence therefrom.

c.
For the avoidance of doubt and without derogating from the aforesaid, the parties hereby agree that liability in respect of managing the Lessee’s business not in accordance with a lawful permit shall apply solely to the Lessee and it undertakes to indemnify the Lessor in respect of any claim and/or obligation placed thereon for managing a business in the rented premises without a lawful permit and/or due to the failure to obtain the permits within 7 days of receiving the first demand of the Lessor, provided that in the event of a claim – the Lessor gave the Lessee written notice of the filing of the claim a reasonable amount of time in advance and enabled it to offer a defense against the claim, and in the event of an obligation – against the presentation of documentary proof and/or lawful tax invoices with respect to the performance of actual payment by the Lessor.

9.           Period of the Tenancy

Subject to the fulfillment of all undertakings of the Lessee pursuant to the agreement, the Lessor hereby rents to the Lessee and the Lessee hereby rents from the Lessor the rented premises in an unprotected tenancy from the date of delivery of the rented premises until the date, December 15, 2008 (hereinafter: “the Period of the Tenancy”).

Notwithstanding the aforesaid, the parties hereby agree and clarify that in any case where on the date of delivery the rented premises are not delivered to the Lessee as a result of an act and/or omission of the Lessee and/or anyone on behalf thereof and/or as a result of other reasons not under the Lessor’s liability, save for force majeure, then the rented premises shall be deemed as having been delivered to the Lessee on the date of delivery and commencing on this date (the date of delivery), the Lessee shall be obligated with all its undertakings pursuant to this agreement, including payment of rent, maintenance fees, municipal rates and any other payment in relation to the entire rented premises.

9A.        Right of First Refusal for Renting Additional Space

a.
The Lessee is hereby granted the right of first refusal in connection with renting two areas on the 6th floor of the building, both outlined and marked in blue on the sketch attached hereto as Appendix A to this agreement, each of them in full (hereinafter: “the Right of Refusal” and “the Additional Areas”), solely during the first 18 months following the date of delivery of the rented premises as defined above (hereinafter: “the Period of the Right of First Refusal”), as follows:

The Lessor shall deliver notice to the Lessee of its intention to rent either of the additional areas (above and below: “the Additional Area”) to a tenant who is interested therein (hereinafter: “the Potential Tenant”) and the Lessee shall be given 7 days from the date of delivery of the Lessor’s notice thereto to undertake in writing vis-à-vis the Lessor to rent the relevant additional area in its entirety, in accordance with the conditions offered by the potential tenant and subject to the remaining provisions of this agreement, mutatis mutandi. Insofar as the Lessee requests to measure the additional areas, the Lessor shall perform the measurement and the Lessee shall bear the expense of the measurement. If the Lessee undertakes, as aforesaid, to rent the pertinent additional space, as aforesaid, then all the provisions of section 9A (b) herein below shall apply in relation to the exercise of the right of first refusal and in accordance all the provisions of this agreement shall apply in relation to the rental of the additional area.

If the Lessee gives notice that it is not interested in renting the additional space or fails to deliver its undertaking in writing for the rental of the Additional Area within 7 days of the date the Lessor’s notice was delivered thereto as aforesaid, the Lessor may rent the Additional Area to the potential tenant. The parties agree that in the event that an agreement fails to be signed between the potential tenant and the Lessor for the rental of the Additional Area as aforesaid and the Lessor is interested in renting the Additional Area to another potential tenant, then the Lessor shall be obligated to act again in accordance with the procedure described herein in this section above prior to the rental of the additional space.

b.
In the event that the Lessee exercises the right of first refusal for the rental of either of the Additional Areas, the provisions of this agreement shall apply in relation to the Additional Area that it rents as well, mutatis mutandi, and in accordance with the particulars specified herein below:

(1)
The Lessee shall accept possession of the Additional Area, in its present state at the time of delivery thereof, “as is,” subsequent to the Lessor providing final authorization for the plans the Lessee submits to the Lessor, in accordance with the contents of section 5 above and on the date of delivery as defined in section 6 above in connection with the rented premises, all this in connection with the pertinent Additional Area, mutatis mutandi, and subject to the Lessee’s maintaining the schedules.

The Lessee shall perform at its sole liability and at its expense all the adaptation works in the Additional Area, and all subject to the provisions of this agreement, including section 14 of this agreement and subject to the contents stated herein below, including the Lessor’s undertaking to participate in the costs of the performance of the initial permanent adaptation works in the Additional Area, at a cost per square meter and in the manner of participation in accordance with the provisions of this agreement, mutatis mutandi. Notwithstanding the aforesaid, the parties hereby agree explicitly that in the event that the Lessee exercises the right of first refusal to rent either of the Additional Areas, pursuant to this section 9 herein, in the last six months of the period of the right of first refusal, as defined above, the Lessor’s contribution shall amount to the cost of the performance of the initial permanent adaptation works in the Additional Area, which the Lessee shall rent, as aforesaid, i.e., solely $200 per square meter of the Additional Area, with the addition of VAT, and not the amount stated in section 5 (b) above.

For the avoidance of doubt, all provisions of this agreement in relation to the planning and performance of the initial adaptation works in the rented premises and in relation to the delivery of possession of the rented premises shall apply mutatis mutandi as well in relation to each of the Additional Areas, if and insofar as such are rented to the Lessee, as aforesaid in section 9A herein.

(2)	The period of tenancy of the Additional Areas, if and insofar as such are rented to the Lessee, as aforesaid, shall conclude on the date that the rental period of the rented premises expires.

(3)
If the Lessee exercises the right of refusal for rental of either of the Additional Areas, as aforesaid, the pertinent Additional Area shall be added to the area of the rented premises as defined herein in this agreement above, and all provisions of this agreement shall apply thereto, mutatis mutandi.

10.         Rent

a.	During the period of the tenancy, the Lessee undertakes to pay the Lessor in respect of the rented premises monthly rent as follows:

$10.20 in respect of each square meter (gross) of the New Wing Area and the Old Wing Area

$8 in respect of each square meter (gross) of the Machinery Area and the Gallery Area

$46 U.S. for each parking unit (whether ordinary parking spaces or parking allocated to the Lessee within the context of double parking spaces, in which case it is clarified that the payment for double parking spaces shall stand at $92)

(Hereinafter: “the Rent”)

b.
(1) With respect to all that pertains to the New Wing Area, notwithstanding the aforesaid in section 10 (a) above, the Lessee receives a grace period and shall not be obligated to pay rent solely for rental of the New Wing Area from the date of delivery, as aforesaid herein in this agreement above, until whichever is the earlier of: (a) the date of commencement of operating the business of the Lessee (including any part thereof) in an New Wing Area or in any part thereof, including moving any equipment and/or furniture whatsoever into the New Wing Area, or (b) September 2, 2005. However, it is clarified that the Lessee shall be obligated with all remaining payments and undertakings pursuant to this agreement, including municipal rates and management fees, commencing from the date of delivery of the New Wing Area.

(2) With respect to all that pertains to the Old Wing Area, notwithstanding the aforesaid in section 10 (a) above, the Lessee receives a grace period and shall not be obligated to pay rent solely for the rental of the Old Wing Area from the date of delivery, as aforesaid herein in this agreement above, until whichever is the earlier of: (a) the date of commencement of operating the business of the Lessee (including any part thereof) in the Old Wing Area or in any part thereof, including moving any equipment and/or furniture whatsoever into the area of the old wing, or (b) February 1, 2006. However, it is clarified that the Lessee shall be obligated with all remaining payments and undertakings pursuant to this agreement, including municipal rates and management fees, commencing on the date of delivery of the Old Wing Area.

c.
Rent and all other payments stated in dollar amounts herein in this agreement shall be translated and paid in New Israeli shekels according to the known representative rate on the actual date of payment and, in any event, the value thereof in shekels shall not be less than the value thereof on the date fixed for the performance of each payment, pursuant to this agreement. Without derogating from the aforesaid herein in this section, in the event that between the date fixed for payment and the actual date of payment there is a devaluation of one or more percent in the value of the dollar, the Lessee shall pay the Lessor, forthwith upon the first demand of the Lessor, the difference in rent between the date fixed for payment and the date of actual payment.

11.           Payment of the Rent

a.	The Lessee shall pay the Lessor the rent, as aforesaid in section 10 above in advance for every three months of the tenancy period, on the first day of each 3-month period, as aforesaid.

The parties hereby agree that in order to facilitate payment and collection of the rent, the Lessee, up to and no later than the date of the commencement of the tenancy period each year, may deposit with the Lessor 4 checks, each of them in the amount of the entire rent for each of the quarters of the following rental year in a shekel amount required pursuant to the provisions of this agreement on the date of issuing the checks, as aforesaid, and the actual date of payment of each one of the checks shall be the first day of each quarter of the following tenancy year.

At the conclusion of each quarter of the rental period as well as on the date of termination of the tenancy period, the Lessee shall pay the Lessor the differences in the event that such were produced as a result of a rise in the dollar rate between the sum stated on the checks and the sum that the Lessee is to pay the Lessor in practice, according to the dollar rate on the actual date of payment of each of the checks, i.e., on the first day of the pertinent quarter.

b.
All payments that apply to the Lessee pursuant to this agreement, the Lessee shall pay them, as aforesaid, up to the time of 11:00 a.m. by way of a bank transfer and/or in any other manner that fails to be a standing order, according to the Lessor’s instructions. If the date of payment falls on a day that is not a business day, the payments shall be paid on the first business day following thereafter.

c.
On the date of signature of this agreement by the Lessee, and as a condition to the signature thereof, the Lessee shall pay the Lessor rent for the first quarter of the rental period following forthwith each of the grace periods, as aforesaid in section 10 (b).

d.
Payment by way of checks, authorization of the performance of the bank transfer and/or any other means of payment shall not be deemed payment and solely the actual remittance of the checks and/or the actual transfer of the sums to the Lessor by the bank shall be deemed as payment of the rent. The parties hereby agree that non-remittance of checks not as a result of an act and/or omission of the Lessee shall not be deemed a breach of this agreement, subject to the Lessee’s correction thereof and it shall ensure the full remittance of the checks and/or the performance of the payment in another manner within 4 days of the date of the demand of the Lessor and/or anyone on behalf thereof. Likewise, the parties hereby agree that in the event that the non-payment of the checks was caused by a strike at the bank, the aforesaid non-payment shall not be deemed a breach of this agreement as long as the strike continues at all banks in Israel wherein the Lessee holds a bank account.

e.
The Lessee shall pay the Lessor rent and shall make all other payments it is obligated to pay in accordance with this agreement for the entire period of the tenancy, even if for any reason not under the Lessor’s liability the Lessee uses solely part of the rented premises and/or solely part of the time, whether of its own will or not of its own will.

f.
The Lessee hereby waives any contention of offset and the cause of action of offset, whether current and/or future, of any amount, whether limited or not, of the rent and/or the management fees and/or any other payment owing to the Lessor, pursuant to this agreement.

12.         Other Payments

a.	In addition to the other payments specified herein in this agreement, the following payments shall apply to the Lessee during the tenancy period:

(1)
All taxes, municipal rates, fees, charges, municipal and government, of any kind that apply and/or shall apply to the holder of the rented premises and/or imposed in respect of the very use of the rented premises, including, but not solely, general municipal rates, garbage removal expenses and other municipal taxes and/or such involved in the business the Lessee runs in the rented premises and/or the objective of the rental, including business tax, signage tax, fees and licenses for a business and management thereof, save for charges and taxes applying by the nature thereof to the owners of property such as: the charge for sewage and paving roads, betterment charge, etc.

(2)	All fees and payments relating to the consumption of electricity in the rented premises.

The Lessee declares that it is aware that the Lessor is the owner of the sole rights vis-à-vis the Israel Electric Corporation Ltd. (hereinafter: “the Electric Corporation”) with respect to all that is connected to receiving electricity in the building.

In light of the aforesaid, the Lessor hereby undertakes to supply the rented premises with electricity under the conditions and at a rate according to system load and consumption times for low voltage, customary from time to time, at the Israel Electric Corporation.

The Lessee hereby waives absolutely, finally and irrevocably the right thereof to enter into agreement with the Electric Corporation with respect to any matter and issue pertaining to the supply of electricity to the rented premises. It hereby declares and undertakes that its sole partner with respect to all that pertains to the supply of electricity to the rented premises shall be solely the Lessor (or, at the Lessor’s request, the management company) and that it has no claims and shall have no claims and it hereby waives finally, absolutely and irrevocably any claims against the Electric Corporation concerning anything related to the supply of electricity to the rented premises.

The Lessee may not request directly of the Electric Corporation and/or any other entity, apart from the Lessor, that it shall supply electricity and it shall not contact the Electric Corporation with a request to install a separate electricity meter or to make payment directly to the Electric Corporation. The Lessee shall have no claim concerning any cause of action whatsoever against the Electric Corporation in respect of the failure to supply electricity or disruptions in the supply of electricity. Without derogating from the aforesaid, if the Lessee installs electronic equipment or any electricity whatsoever, it shall not be permitted to come forward with any protest or claim whatsoever as a result of the cessation of the supply of electricity and/or disruption in the supply thereof.

The Lessor may visit the rented premises at any reasonable time and, insofar as possible following prior coordination, to inspect any electrical device and equipment connected to the electricity grid, to test the safety thereof and the adaptation thereof to the safety standards and customary consumption habits, as such may be from time to time. If an electrical engineer on behalf of the Lessor believes that alterations must be made to the electricity system within the rented premises or that any electrical equipment whatsoever installed in the rented premises is likely to cause damage to the supply of electricity and/or that it comprises a safety drawback or hazard and/or it fails to meet accepted safety standards and/or the load it is likely to impose on the electricity system is likely to disrupt the operation thereof or cause excessive expenses, the engineer shall demand the repair and/or replacement and/or alteration of the system or equipment, as aforesaid, and the Lessee undertakes to take any means necessary, at its own expense, at the earliest possible time, provided that it installed the electrical device in the rented premises and/or it was installed at its request. The Lessee shall be liable for any damage caused to the Lessee and/or the Lessor and/or the rented premises and/or the equipment and building systems as a result of the operation of the improper electrical device that it installed and/or had installed at its request in the rented premises or that was damaged as a result of the unreasonable use of the rented premises by the Lessee.

The Lessor is aware and agrees that the Lessee may install a bellows in the Gallery Area and an additional bellows, chiller and generator in the Machinery Area, all at the liability and expense of the Lessee and subject to the provisions of section 14 herein below. It is clarified that subject to the agreement of the parties with respect to the conditions of maintenance and price thereof, the Lessor shall agree to maintain the bellows, the chiller and the generator, as aforesaid. Nonetheless, in any event, the Lessee shall bear liability for faults in any of the equipment, as aforesaid and any damage that is caused (insofar as such is caused) to the Lessee, the Lessor or any third party in connection thereto and the Lessor shall not bear any liability in connection therewith.

Without derogating from the aforesaid in any other place, the supply of electricity to the rented premises and/or other places in the building may be halted and/or limited in the following instances:

-	Any disturbance in the electric current from the Electric Corporation reaching the building, for any reason
-	In any event where there is risk or concern for risk to person or property
-	In any other event where an electrical engineer on behalf of the Lessor instructs that the electricity supply must be halted.

Insofar as possible, the Lessor shall coordinate with the Lessee in advance such anticipated suspensions and/or disruptions in the electricity supply to the rented premises. The Lessor shall act swiftly and efficiently to renew the electricity supply fully or partially at the earliest possible time.

The Lessor may arrange for controls, inspections, handling and repairs of electrical devices and all equipment in connection with the electricity system, as it deems proper, from time to time and, for this purpose it may from time to time, subject to advance written notice, save for in emergencies or unanticipated instances, temporarily disconnect the electricity supply to the rented premises and/or the building, partially or fully. The Lessor shall act insofar as possible to curtail the time period of such electricity breaks, as aforesaid. The Lessee hereby waives any contention and claim in connection thereto.

In the event of a break in the supply of electricity to the rented premises, the Lessee shall be liable from every aspect and at any time to operate the Lessee’s generator to supply electricity to the rented premises, if and insofar as the Lessee has a generator as aforesaid and insofar as the Lessee opts to do so. The parties hereby clarify and agree that the Lessor shall not be liable, at any time and for any reason, for the operation and/or non-operation of the generator of the Lessee, if and insofar as such generator shall be installed, as aforesaid.

The Lessee hereby undertakes to pay the Lessor (or at the request thereof to the management company) in respect of the consumption of electricity in the rented premises throughout the entire period of the tenancy in accordance with the reading of an electricity meter in the rented premises and the rate according to system load and consumption times for low voltage of the Electric Corporation, as they may be at the times of the charge, from time to time.

The Lessor is obligated to pay the Electric Corporation for the electricity to be supplied to the building without any connection to the Lessor’s success in collecting the sums in respect of electricity consumption from the tenants. Accordingly, the Lessee hereby gives its consent that the Lessor (or the management company) may, subsequent to providing written warning of at least 72 hours in advance, disconnect the electricity supply to the rented premises, both in respect of the failure to pay for electricity consumption, as aforesaid, and in any event of a fundamental breach of this agreement by the Lessee, provided that solely for the purposes of this section it shall not be deemed a fundamental breach of the agreement but rather a breach with respect whereto written warning of 14 days was given to the Lessee and it failed to rectify the breach within this 14-day period. The Lessee hereby explicitly exempts the Lessor from any liability for any deficit and/or damage and/or loss likely to be caused thereto as a result of the interruption in the electricity supply in the circumstances specified herein above.

Notwithstanding the aforesaid, if, for any reason whatsoever, the electricity to the building shall not be supplied in bulk or the Lessor shall request that the rented premises or any part of the building shall be connected to the ordinary supply of electricity (not in bulk), whether permanently or temporarily, at the Lessor’s request, the Lessor shall contact the Electric Company directly concerning all matters connected to the supply of electricity to the rented premises and the consumption thereof by the Lessee and the aforesaid herein in this section shall be revoked or altered, as the case may be, and all conditions and rules of the Electric Corporation regarding all that pertains to the connection and supply of electricity to the Lessee shall apply to the Lessee. The Lessee shall bear all expenses involved in connection with the aforesaid herein in this section. In the event that the Lessor requests that the Lessee be returned to the supply of electricity in bulk, the Lessee shall act as required.

Without derogating from the remaining provisions of the agreement with respect to the arrangement of alterations in the rented premises and as a special and fundamental provision of the agreement, the Lessee hereby undertakes to refrain from performing any works and/or alterations whatsoever in the electricity system in the rented premises and/or the building and/or any part thereof without obtaining the consent of the Lessor in writing and in advance and subject to the conditions of such consent.

In the event that as a result of a law, regulation, order or act of a government authority and/or other competent authority, in the opinion of the Lessor it becomes necessary to perform any alterations in the system of the electricity supply to the rented premises, the Lessor shall perform all such alterations, as aforesaid, and the Lessee shall have no contention whatsoever in respect of the performance of the alteration, as aforesaid. The Lessor shall coordinate the performance of the adaptation works, as aforesaid, with the Lessee, save for in urgent cases.

In addition, the Lessee shall pay the Lessor for the consumption of electricity for air-conditioning of the rented premises, pursuant to the relative consumption of water or electricity of the air-conditioning system in the building, in accordance with Appendix E of this agreement, while the Lessee’s share shall be calculated according to the share of the rented premises in relation to the entire rented areas in the building. For the avoidance of doubt, the expenses in respect of electricity for air-conditioning shall come in addition to the rent and maintenance fees, pursuant to this agreement.

It is clarified that the Lessee has requested to supply the Old Wing Area with air-conditioning with a higher than ordinary level of cooling. In addition to the aforesaid in any other place, the Lessee shall pay the Lessor an additional payment in respect of the supply of air-conditioning with a stronger cooling power than ordinary, in accordance with the formula specified in Appendix E1.

The Lessor shall not bear liability and/or any obligation in connection with any damage, including direct damage and/or resulting damage and/or indirect damage the Lessee or any person, institution or corporation incurs as a result of a break in the supply of electricity and/or air-conditioning to the rented premises by the Lessor, as a result of the failure to pay on time as aforesaid, save in the event that such damage was caused as a result of a break in the electricity supply by the Lessor with malicious intent and not in accordance with the provisions of this agreement.

The Lessee hereby waives finally, absolutely and irrevocably any right to sue the Lessor and/or the management company in respect of breaks in the supply of electricity to the rented premises and/or the building and/or disruptions in such supply, provided that the Lessor failed to perform such disruptions with malicious intent and not in accordance with the provisions of this agreement and did its best to renew the regular supply thereof as soon as possible. The Lessee hereby exempts the Lessor explicitly from any liability for a deficit and/or damage and/or loss it is likely to incur as a result of the disruptions in the electricity supply to the rented premises, save if such were caused as a result of an act or omission with malicious intent of the Lessor and not in accordance with the provisions of this agreement. Notwithstanding the aforesaid in any other place, even if it is found that the Lessor is liable for the damages the Lessee or any third party incurs in any matter, including in connection with the supply or failure to supply electricity to the rented premises and/or other parts of the building, in any event the Lessor and/or the management company shall not bear liability for indirect damages and/or resultant damages and/or damages that are not monetary.

(3)
The cost of ongoing maintenance of the fire detection system within the rented premises (shall be implemented by the Lessor). The Lessor declares that to date of the signature of this agreement, such cost is estimated at NIS 10 for a detector per month.

(4)	Maintenance services shall be charged at the rate stated in section 16 herein below.

(5)
All payments and expenses in respect of the supply of gas, water and telephone in the rented premises and any other payment that shall apply in respect of the use of the rented premises and maintenance thereof, including maintenance of the systems therein, including air-conditioning systems within the rented premises.

b.
In the event that any of the sums that the Lessee is to pay the Lessor pursuant to section a above shall be based on an invoice that relates to the entire  building, the Lessee shall pay the Lessor the appropriate relative share of the amount of the entire invoice, provided that for the purpose of calculating the relative share of the Lessee in the aforesaid payments, the proportion between the rented premises and the entire area of the building, whereto the invoice relates, shall be taken into account.

c.	The Lessee undertakes to ensure of its own accord and at its own expense that the rented premises are cleaned.

13.         Value Added Tax

The Lessee undertakes to pay the Lessor Value Added Tax in addition to and together with the payment of rent, including linkage differentials in respect thereof and/or interest for delay and, in addition to and together with any additional payment that it is obligated to pay the Lessor, pursuant to this agreement and/or that the Lessor paid in place of the Lessee and the Lessee is required to reimburse the Lessor, pursuant to the provisions o f this agreement and the Lessor shall issue the Lessee a duly issued tax invoice. The date of settling payment of the VAT shall be the date of payment thereof by the Lessor to the VAT authorities, i.e., the 15th of the second month of each quarter of the tenancy period.

The aforesaid herein in this section is valid also in the event that another tax shall be imposed in addition to VAT or shall come in place thereof under conditions that the law shall apply to rent fees and shall impose or permit the transfer of the duty in respect thereof to the Lessee. The VAT shall be handled as is the rent, for all intents and purposes.

14.         Alterations in the Rented Premises Subsequent to the Date of Delivery

a.
Following the date of delivery, the Lessee may perform solely in the rented premises (not including public areas, but including lavatories, kitchenettes and hallways), at its expense and liability, subsequent to attaining the permission of the Lessor, who shall refuse solely on reasonable grounds, works and alterations it requires to set up and/or move internal permanent or movable partitions, to install telephone systems, air-conditioning, plumbing, electricity and/or communications, to connect and install the machinery, computers and equipment thereof and any other additional work or alteration necessary in the opinion of the Lessee to conduct its business in the rented premises, save for alterations likely to damage the construction, walls, water and electricity systems thereof and/or alterations affecting the façade of the building, whether the external or internal façade or the reasonable use of the building by the users in other units, all under the following conditions:

(1)
The Lessee shall transfer the plans for the aforesaid works for the Lessor’s authorization and, insofar as the Lessor requires, also for the authorization of a safety consultant, the identity whereof shall be determined by the Lessor in advance and in writing. The Lessee shall bear the fees of the safety consultant, as aforesaid, and any cost and/or expense in connection therewith.

(2)
The Lessor and safety consultant on behalf of the Lessor shall have the right to demand alterations to the plans, specification and works specifications and the Lessee undertakes to alter these in accordance with the demands of the Lessor and safety consultant at the expense of the Lessee and commence with the performance of the works solely subsequent to the Lessor and safety consultant having authorized such in writing.

(3)
The provision of the Lessor’s authorization for the performance of the works is conditional, in addition to the aforesaid, on the Lessee having delivered to the Lessor copies of the insurance policies, in accordance with the provisions of section 17 herein below.

(4)
All works shall be performed by skilled professionals at a level accepted in similar high-tech buildings in the region of the rented premises and according to Israel standards and subject to the directives of the project manager.

(5)
The Lessee shall perform the works in the rented premises in such manner and form that it fails to cause any disturbance to the activities in any other part of the building and/or to other tenants and the Lessee undertakes to strictly fulfill all instructions of the Lessor and take all means to prevent any disturbance, as aforesaid.

(6)
The Lessee shall bear liability for any damage caused during and as a result of the performance of the works in the rented premises to any person and any property, including herein in the building and/or the rented premises and/or to other tenants and/or other rented premises and/or the Lessor and agents thereof, whether the works were performed by the Lessee or by anyone on behalf thereof.

(7)
The Lessee agrees and authorizes that any sum that it expends to make alterations to adapt the rented premises for the purposes thereof, as aforesaid, shall not grant it vis-à-vis the Lessor any right to restitution or any payment in respect of the sums and/or the alterations it performed as aforesaid, not during the tenancy period nor during the evacuation of the rented premises or subsequent to the evacuation thereof.

(8)	The Lessee shall obtain at its expense all licenses, authorizations and permits required to perform the alterations from the competent institutions and authorities, insofar as such are required.

b.
Commencing on the date of signature of this agreement, Mr. Yuri Shushan and Mrs. Revital Cohen shall be responsible for safety on behalf of the Lessee in the rented premises and they shall be liable on behalf of the Lessee to obtain all authorizations and meet all standards required to meet the demands of the fire department, as they may be from time to time, in accordance with the contents solely of section 15 (h) including: (1) obtaining authorizations of all manufacturers of the materials and those performing the works, pursuant to section 14 (a) above, with respect to meeting standards, forthwith upon completion of the performance of the works and transmitting such to the Lessor on its first demand, (2) issuing authorizations to the Lessor forthwith upon the demand thereof with respect to meeting the standards of the fire department regarding the electricity works, fire detection and fire extinguishing systems, fire walls, areas and doors, performed by the Lessee and/or by anyone on behalf thereof in the rented premises and (3) ongoing management to ensure that escape routes in the rented premises to emergency exits shall be accessible at all times.

Those in charge of safety shall be available at all times at telephone numbers (054) 444-9991, (054) 645-0904 or (02) 548-9100. The Lessee may replace the entity responsible for safety by way of written notice to the Lessor.

The Lessee shall be liable for any damage the Lessor and/or any person and/or body and/or property shall incur as a result of the failure to fulfill the provisions and/or procedures of safety and security in the rented premises, in accordance with the provisions of this agreement and the directives of any authorities pertaining to the matter. The Lessee hereby undertakes to indemnify the Lessor within 7 days of receiving the first demand thereof in respect of any damage and/or expense caused to the Lessor as a result of any claim or demand referred vis-à-vis the Lessor and/or anyone on behalf thereof in respect of the Lessee’s failure to meet the required safety standards and/or as a result of the failure to fulfill provisions and undertakings of safety specified herein in this agreement against the presentation of documentary proof and/or duly issued tax invoices with respect to the actual payment of the expenses.

In the event that the Lessee fails to completely fulfill the undertakings thereof pursuant to this section 14 (b) herein above, the Lessor may (but is not obligated to) perform the activities and undertakings applying to the Lessee or any part thereof, as aforesaid, and the Lessee shall repay the Lessor any expenses that it disbursed for this purpose within 7 days of receiving the first demand thereof and against the presentation of documents of proof and/or duly issued tax invoices with respect to the performance of the actual payment by the Lessor and all provided that the Lessor gave the Lessee advance written warning of 5 days prior to the performance of the activities, as aforesaid. Nothing in the contents of this section may derogate from the Lessee’s duty to perform and fulfill all undertakings thereof pursuant to section 14 (b) as aforesaid and/or derogate from the liability of the Lessee, as specified in the section above, also in respect of any action and/or deed that the Lessor performs as a result of the Lessee’s failure to fulfill the undertakings thereof as specified herein in this section.

15.         Use of the Rented Premises

Without derogating from the validity of the remaining provisions of the agreement, the Lessee undertakes the following:

a.	To manage the work solely within the confines of the rented premises and to use the rented premises solely for the objective of the tenancy and not for any other purpose.

b.
To fail to place and/or hold any equipment, stock and any movables and/or other objects whatsoever in the courtyard and/or on the balconies of the rented premises and/or the building and/or in any other area outside the rented premises and to refrain from the use of any part of the building, aside from the rented premises, for any objective whatsoever, except for the use to access the rented premises.

Notwithstanding the aforesaid, the Lessee may place on the balconies of the rented premises garden furniture of the type to be authorized by the Lessor in advance and in writing.

It is hereby clarified that save for the kitchenette for the use of the Lessee and employees thereof, which is not to serve for the purposes of cooking, baking or frying and which shall be implemented in the rented premises subject to the Lessor’s authorization of the plans of the Lessee in connection with the installation of a kitchenette, and pursuant to the provisions of this agreement, the Lessee may not install in the rented premises dining rooms, kitchens, kitchenettes, etc., unless it receives authorization for this in advance and in writing from the Lessor and, if it receives authorization as aforesaid, it may act solely in accordance with conditions to be determined, if determined, in the authorization, as aforesaid.

Notwithstanding the aforesaid herein in this section, if any movables whatsoever of the Lessee shall be found on the terraces and/or outside the rented premises and the Lessee fails to remove such following the first request of the Lessor, then the Lessor may but is not obligated to remove such movables from the building and/or the area at the Lessee’s expense without there being any liability for the Lessor to pay for such. The Lessor shall not act as aforesaid, save if it gave 24 hours warning thereof to the Lessee in advance and in writing.

The failure to exercise the rights of the Lessor as above shall not constitute any consent on its part to holding the movables as aforesaid on the terraces and/or outside the rented premises, and it shall not grant the Lessee any additional right to continue to hold the movables there and it shall not preclude the Lessor from undertaking any procedure whereto it is entitled by law and/or pursuant to the conditions of this agreement.

c.
To refrain from causing any nuisance, disturbance and unpleasantness to any other persons found in or visiting the area wherein the rented premises are located, to neighbors and/or the surroundings as well as to maintain the cleanliness of the rented premises and environs thereof.

The Lessee hereby undertakes to refrain from introducing to the sewage network and to ensure that it fails to cause the introduction thereto of unsuitable spills, pursuant to the provisions of the Ministry of Health on the subject.

A Lessee who produces a quantity of refuse and/or garbage in a regular and ongoing manner, which is unusual in the Lessor’s opinion, the Lessor shall be entitled to impose on the Lessee the exceptional expenses of the removal of the refuse of the same Lessee from the building wherein the rented premises are located.

d.
To fulfill all laws, regulations and bylaws applying and/or those that shall apply during the tenancy period to the rented premises, the use thereof and the business, works and activities to be performed therein by the Lessee and to be liable vis-à-vis the government and municipal institutions and authorities for the payment of all fines thereof, as a result of the failure to fulfill the provisions of this section herein.

e.
To use for the purpose of access to the rented premises solely the access routes marked and/or arranged in the building as they shall be from time to time, to park vehicles and transport vehicles in the places intended therefor and to refrain from the use of any motorized vehicles or other vehicle likely to damage the access routes and parking surfaces and to observe the instructions to be issued by the Lessor and/or anyone on behalf thereof from time to time in connection with the access arrangements and parking within the confines of the lot.

f.	To pay in full and on time all payments it owes to the Lessor and/or the competent authorities on the dates stated for the settlement thereof.

g.
To enable the Lessor and/or a representative thereof to visit the rented premises at any reasonable time and insofar as possible following advance coordination and inspect the state and use being made thereof in order to assess the degree of fulfillment of the provisions of this agreement and/or to take the actions and means determined herein in this agreement or in any law, which require entry to the rented premises, including herein the following:

(1)	To perform within the confines of the rented premises the repairs necessary for the requirements of the building or any part thereof.

(2)
To perform construction and/or demolition, which the Lessor is entitled to perform pursuant to this agreement. To the extent possible according to the sole discretion of the Lessor, the Lessee shall be given the possibility to perform such acts of its own accord within 7 days of the date of the Lessor’s request and, in accordance with the provisions and authorization of the Lessor in advance and in writing, including with respect to the manner of performance of the activities and the identity of the entity performing the activities.

(3)	To show the rented premises to potential buyers and/or tenants.

(4)
If some of the building’s systems are located in the rented premises and access thereto is through the rented premises, the Lessee shall allow the Lessor access to the same systems at any time for the purpose of the inspection and repair thereof. In an emergency, insofar as there is no one present in the rented premises and/or the rented premises are locked and there is a need to enter the rented premises due to an emergency situation, the Lessor and/or anyone on behalf thereof shall telephone the Lessee’s operations center, telephone no. (02) 625-7002 (the Shion Company). In the event that the aforesaid telephone number of the Lessee’s center changes, the Lessee shall inform the Lessor of the new number forthwith and in writing. If the Lessor has telephoned the Lessee’s center, it shall inform the person who answers the phone that he shall dispatch a representative of the Lessee hastily since there is an emergency situation and an urgent need to enter the rented premises. In the event there is no reply at the number, as aforesaid, for any reason and/or in the event that a representative of the Lessee fails to arrive within the time the Lessor or anyone on behalf thereof requires, from time to time, according to the circumstances of the matter, the Lessor and/or anyone on behalf thereof may break into the rented premises without delay. The Lessee agrees and declares that any damages and/or expenses it shall incur, directly and/or indirectly, in connection with the break-in, as aforesaid, shall be at the expense thereof and/or the sole liability thereof and it exempts the Lessor of any liability for any expense and/or damage it incurs, directly and/or indirectly, in connection with the break-in, even if it becomes apparent in retrospect that the Lessor could have avoided breaking in and/or could have broken in another manner and/or another place, all subject to the fact that the break-in, as aforesaid, shall be performed in cases where, in the circumstances of the matter, it was reasonable to assume that this constituted an emergency, which justified taking steps, as aforesaid, by the Lessor. For the avoidance of doubt, following the break-in, the Lessor shall not be obligated to place any security whatsoever at the rented premises subject to the fact that in the event it received a telephone response, as aforesaid, the Lessor made certain that a representative of the Lessee is aware of the situation at the rented premises.

h.
To fulfill the instructions of the Lessor and directives of the competent authorities connected to the arrangements and procedures of fire extinguishing and prevention of fires, the Home Front Command, safety and security, in connection solely with the rented premises and to purchase and maintain at its expense, pursuant to the abovementioned bodies, all precautionary and safety equipment necessary to apply and observe the aforementioned instructions (including firefighting equipment) and to connect it to the center on that floor, all in connection and in relation solely to the rented premises, save for public infrastructure and external walls of the rented premises, which fall under the liability of the Lessor and with respect whereto the provisions of this sub-section shall not apply to the Lessee, unless a provision and/or demand, as aforesaid, in connection  therewith ensues from the type and/or manner of management of the Lessee’s business in the rented premises.

i.
According to the demand of the Lessor, to demolish and/or alter any addition or alteration introduced by the Lessee to the rented premises and/or the building that were constructed not in accordance with the provisions of this agreement and to restore the state of the rented premises and building to the former state thereof, all at the Lessee’s expense.

j.
The Lessee hereby undertakes to refrain from hanging and installing signs and/or other means of advertisement in the area and/or in any part of the building. The signage, location thereof, type thereof, size and form thereof shall be determined by the Lessor, at its sole discretion, and the Lessor shall install such at the expense of the Lessee.

k.	For the avoidance of doubt, it is hereby explicitly clarified that the Lessee may not install air-conditioners in the walls and/or windows of the rented premises.

16.         Maintenance and Repairs

a.
The Lessee undertakes to use the rented premises throughout the period of the tenancy in a reasonable manner and to maintain the rented premises and all facilities therein or connected thereto in good condition, functional, clean and orderly.

b.
In return for payment of the aforesaid sums in sub-section d herein below, the Lessor hereby undertakes to supply the maintenance services specified in sub-section c herein below, all under the conditions specified there.

c.	Maintenance services provided by the Lessor shall be of the type, extent and under the conditions specified herein below:

(1)
Maintenance of the structure, maintenance of the mechanical systems in the public areas, public plumbing, public sewage, public electricity, maintenance of elevators, gardening, maintenance of public signage, maintenance and cleaning of public areas, repair of problems and/or damages caused to systems of the rented premises as a result of reasonable and ordinary wear, save for the air-conditioning systems within the rented premises and the systems installed, added and/or altered in the rented premises by the Lessee and/or anyone on behalf thereof.

(2)
Air-conditioning systems, including central cooling services, but not including treatment and maintenance of the air-conditioning appliances within the rented premises, on business days and at times that are customary. Heating shall be installed in the corner units.

The Lessor shall supply the Lessee, if such is required, with cooling services also during the winter season to an extent and under the conditions to be concluded between them.

For the avoidance of doubt, it is hereby explicitly clarified that subject to the undertaking of the Lessor to repair problems solely in the central air-conditioning system, if there are such, within a reasonable time from the date of receiving notice of the Lessee of the aforesaid impairment, nothing in the provisions of this agreement may imposed any liability whatsoever thereon for the disruptions likely to occur in the operation of the air-conditioning systems whether due to problems or maintenance activities or due to any other reason without exception, and the Lessee shall not be entitled to demand and/or receive from the Lessor any compensation and/or damage fees and/or payment in respect thereof for any reason whatsoever.

The Lessee may not touch the air-conditioning systems in the rented premises and/or deal with them and/or maintain them and/or repair them and/or perform any action and/or enable others to do so, save for licensed contractors to whom the Lessor agrees in advance and in writing to their handling of the air-conditioning system in the rented premises and to do anything of the aforesaid with the equipment. If the Lessee breaches any of the provisions of this section and as a result thereof damage is caused to the air-conditioning systems, the Lessee shall bear the full expenses of the repair of the damage in practice, according to invoices to be presented to the Lessee together with interest for delay. For the avoidance of doubt, the Lessee shall bear all costs of the handling and maintenance of the air-conditioning systems within the rented premises.

(3)	Environmental protection – to an extent to be determined from time to time by the Lessor according to its sole and exclusive discretion.

(4)
Insurance – The relative suitable share of the expenses and insurance fees that the Lessor shall pay for insurance of the building and systems therein against loss or damage as a result of the risks of fire, explosion, earthquake, storm and gale, flood, water damage, strikes, riots and malicious damage, as well as any additional risk necessary in the Lessor’s opinion. This insurance shall not include the contents of the rented premises s well as repairs, alterations and additions to the rented premises made by and/or for the Lessee.

The parties hereby agree explicitly that nothing in the arrangement of insurance, as aforesaid herein in this section, may derogate from the Lessee’s liability, whether pursuant to this agreement or according to law, and nothing therein may impose any liability whatsoever on the Lessor with respect to loss and/or damage to the building.

(Herein below: “Maintenance Services”)

d.
In return for maintenance services the Lessee shall pay the Lessor, in addition to the rent specified in section 10 above and in addition to the payments specified in section 12 above, the sum of $2.50 a month for each square meter of the rented premises (gross), save in respect of the Machinery Area and the Gallery Area (hereinafter: “the Maintenance Fees”).

Maintenance fees shall be translated into shekels on the date of signature of this agreement and shall constitute the base for the payment of maintenance fees (“the principle”), and shall be paid to the Lessor while linked to the Index. For the avoidance of doubt, it is clarified that the linkage differentials shall be calculated in accordance with the known index on the date of any payment in practice of maintenance fees, as opposed to the basic index.

The Lessee shall pay the Lessor maintenance fees in advance for every 3 months of the tenancy period, as specified in section 11 above.

e.
Together with the payment of the maintenance fees, the Lessee shall pay the Lessor the VAT that applies to such payments against a duly issued tax invoice. The date of settling the VAT shall be the date of payment thereof to the VAT authorities pursuant to law, which is to say the 15th day of the second month of each quarter of the tenancy period.

f.
For the avoidance of doubt, the parties agree that the Lessor as aforesaid shall not be deemed “the guardian” of the rented premises and/or the contents thereof, regarding the provisions of the Watchmen Law, 5727-1967.

g.	The Lessee undertakes to inform the Lessor, as the case may be, forthwith with no delay, of any loss, impairment, or damage caused to the rented premises or to any part thereof.

h.
Without derogating from the aforesaid, the Lessee undertakes to repair at its own expense any fault or impairment wherefore the Lessee is liable pursuant to section 17A herein below at the latest within seven (7) days of the date of the occurrence thereof.

i.
In the event the Lessee fails to fulfill in full an undertaking pursuant to sub-sections a to h above, the Lessor of its own accord may  perform (but is not obligated to do so) the maintenance and repairs that apply to the Lessee, subsequent to having given 7 days’ warning in advance and in writing to the Lessee. The Lessee shall reimburse the Lessor for all expenses that it expended for this purpose within 7 days of receiving its first demand and against the presentation of documentary proof with respect to payment of the actual expenses. Nothing in the aforesaid herein in this section may derogate from the Lessee’s duty to perform the repairs of the rented premises.

17.         Insurance and Liability

A.
In the relations between the parties and without derogating from the liability of the Lessee pursuant to any law, the Lessee shall be solely liable for any damage caused to any person and/or body and/or property during and as a result of the performance of the works in the rented premises by the Lessee and/or anyone on behalf thereof, save for damages in respect of the performance of the initial adaptation works to be performed by the Lessor, pursuant to the provisions of this agreement and, as well, the Lessee shall be liable for any damage caused to any person, body or property in connection with the possession and/or use thereof and/or anyone on behalf thereof, including the guests thereof in the rented premises. The Lessee undertakes to indemnify the Lessor in respect of any damage proved or monetary expense caused thereto, as a result of any claim or demand to be addressed vis-à-vis the Lessor, in connection with the incidents within the confines of the Lessee’s liability.

The parties hereby agree that the Lessee shall indemnify the Lessor, as aforesaid herein in this section above, on condition that the Lessor notified the Lessee forthwith upon receiving the claim or demand, enabled the Lessee to participate in the defense and did not reach a settlement without the authorization of the Lessee. It is clarified that the Lessee shall bear any expenses, including lawyers’ fees that the Lessor bears in connection with all the aforesaid, against the presentation of suitable invoices to the Lessee. In any event, the Lessee shall be liable to restore the rented premises to the former state thereof as on the date of delivery, including the initial adaptation works, as defined above, and subject to reasonable wear.

B.
(1) Prior to the date of delivery as defined in section 6 (d) above, and without derogating from the generality of the aforesaid in section A above and from the Lessee’s undertakings pursuant to this agreement and pursuant to the provisions of any law and in addition thereto, the Lessee undertakes to purchase at its expense and maintain in effect throughout the entire tenancy period the insurance policies specified herein below with an extent of coverage as defined alongside them, as follows:

a.
Employers’ Liability Insurance – Insurance of the Lessee’s liability vis-à-vis the employees thereof in respect of any personal injury to any employee during and as a result of the employment thereof, with a customary liability limit at the time of the arrangement of the insurance.

b.
Third Party Liability Insurance – Insurance of the Lessee’s liability vis-à-vis the Lessor and any third party whatsoever in an amount that shall not be less than a shekel sum equivalent to $1,000,000. The policy shall include a “cross liability” section. The policy shall be extended to indemnify the Lessor in respect of the liability thereof for acts and/or omissions of the Lessee.

c.
Property Insurance – Insurance of the contents of the rented premises including improvements and investments made therein of any kind and type whatsoever, to the full value thereof against all risks customary including fire, explosion, earthquake, storms, gales, floods, water damage, airplanes, collisions, strikes, riots, malicious damages, burglary and broken glass.

The parties hereby agree that the Lessee may refrain from arranging the insurance against broken glass as aforesaid in sub-section c herein provided that the exemption in section 17 (b)(2)(1) herein below shall apply as if broken glass insurance had been arranged.

d.
Consequential Damage Insurance – Consequential damage insurance for a period no less than 12 months as a result of loss or damage to the property of the Lessee, the rented remises and the building from risks as specified in section 17B (1)(c) above. The parties hereby agree that the Lessee may refrain from the arrangement of the insurance as aforesaid herein in this sub-section (d) provided that the exemption in section 17 (b)(2)(1) herein below shall apply, as if such insurance had been arranged.

e.
In the event and insofar as the Lessee shall perform any works whatsoever in the rented premises, subsequent to the completion of all the initial adaptation works, as aforesaid in section 5 herein in this agreement – the insurance of the works performed by the Lessee and/or on behalf thereof in the rented premises as well as “third party liability insurance” at the time of the performance of the works with a liability limit that shall be no less than the sum of $500,000 and employers’ liability insurance with a liability limit customary at the time of the arrangement of the insurance. Third party liability insurance shall be extended to include a cross-liability section as well as indemnity of the Lessor in respect of the liability thereof as the owner and/or manager of the rented premises.

f.
(1) Without derogating from the Lessee’s liability pursuant to this agreement or according to any law, the Lessee declares that it shall arrange and fulfill, at its expense, whether of its own accord or by way of contractors on behalf thereof, commencing on the date of the beginning of the performance period of the adaptation works in the rented premises (hereinafter in this section: “the Works”),  with a licensed reputable insurance company, a Works Insurance policy as specified herein below (hereinafter: “Works Insurance”), throughout the entire period of the works, in its name, in the contractor’s name, the sub-contractors, in the Lessor’s name, the management company and the name of those coming by virtue thereof, against loss, damage or liability connected to or ensuing from the performance of the works. Works insurance shall include the following insurance chapters specified herein below:

Chapter (1) – Property Damage

All Risks Insurance insures against the physical and unanticipated loss or damage that shall be caused to the works during the period of insurance. The chapter comprises explicit expansion with respect to coverage of proximate property and property being worked on with a liability limit in the amount of at least $50,000. The insurance shall include a section with respect to the waiver of the right of subrogation in favor of the Lessor, the management company and anyone acting on behalf thereof as well as vis-à-vis other rights holders in the building wherein the rented premises are located (who have a similar waiver in favor of the Lessee in the insurance of the property thereof), provided that the waiver, as aforesaid, shall not apply in favor of a person who caused damage maliciously.

Chapter (2) – Third Party Liability

Liability insurance vis-à-vis third parties in respect of bodily injury or damage to property caused during the period of the works, with a liability limit of $1,000,000 per incident for the insurance period.

Coverage shall include explicitly also a section on cross-liability. The chapter as aforesaid shall not include any limit on the matter of the following topics:

a.	Subrogation claims of the National Insurance Institute in respect of employees of contractors and sub-contractors employed on the site of the Works.
b.	Personal injury ensuing from the use of mechanical engineering equipment, which is a motorized vehicle, and there is no duty to insure it with compulsory insurance.
c.	Liability for damage caused as a result of earthquakes and the weakening of an abutment with a liability limit in the amount of $250,000 per incident.

Chapter (3) – Employers Liability

Liability insurance vis-à-vis employees performing the works in respect of personal injury or illness caused to any one of them within the confines of the performance of the works during the period of performance, while performing and as a result of the performance of the works, with a liability limit of $5,000,000 for the Plaintiff per incident and period of insurance. The insurance shall not include any limit with respect to contractors, sub-contractors and employees thereof, works performed at heights and in depth, lures and poisons, as well as with respect to the employment of youth.

Extent of insurance coverage in contractors’ works insurance shall be no less than the conditions known as “Bit 2005” conditions or a policy similar thereto at the time the insurance is arranged.

(2)           Works insurance shall include an explicit condition to the effect that the insurer may not revoke it and/or restrict the extent thereof unless the insurer delivered notice to the Lessor by way of registered mail of its intent to do so at least 30 days in advance.

(3)           For the avoidance of doubt, the Lessee and/or anyone on behalf thereof shall bear the sums of the deductible stated in the insurance policies. These sums may be set off by the Lessor from any amount owing to the Lessee pursuant to this agreement.

(4)           The policies shall include a provision to the effect that solely the Lessee and/or anyone on behalf thereof alone shall be liable for the payment of the premium.

(5)           The policies shall include a provision to the effect that they constitute primary policies for each policy that was separately taken out by an individual of the individuals of the insured party.

(6)           The Lessee undertakes to present to the Lessor, no later than the date of commencement of the performance of the works authorization of the arrangement of insurance by the insurer thereof and/or the insurer of the contractor on behalf of the Lessee of the performance of works insurance, in accordance with the authorization of the arrangement of insurance attached hereto to this agreement as Appendix F1, and constituting an integral part thereof (hereinafter: “Authorization of the Arrangement of Insurance”). The parties hereby agree explicitly that the arrangement of the insurances, as aforesaid, the presentation thereof and/or the amendment thereof fail to constitute authorization with respect to the suitability thereof and shall not impose any liability whatsoever on the Lessor and/or the management company and shall not restrict the liability of the Lessee pursuant to this agreement or pursuant to any law.

(7)           The Lessee, in its name and in the name of the contractor/s on behalf thereof, hereby exempts the Lessor, the management company and those on behalf thereof as well as other rights holders in the building wherein the rented premises are located (who have agreements that grant them rights in the building wherein the rented premises are located, which include a similar exemption in favor of the Lessee) from any liability for any loss or damage whatsoever to property of the Lessee and/or anyone on behalf thereof, provided that the exemption, as aforesaid, shall not apply in favor of an individual who caused damage maliciously.

(2)	The following provisions shall apply to policies, as aforesaid in section 17B(1) above:

a.
The Lessee shall perform the aforesaid insurances with a recognized and duly licensed insurance company, shall update the sums of the insurance, shall strictly fulfill all provisions of the policies and shall pay the premiums on time.

b.
The Lessee shall ensure that the insurer waives the right of subrogation against the Lessor, other tenants and other possessors of property, the managers and employees thereof and anyone on behalf thereof, while all that pertains to the other tenants and possessors, as aforesaid herein in this sub-section b, shall be subject to the fulfillment of a similar section in the agreements signed therewith. This sub-section shall not apply in favor of anyone who has caused damage maliciously.

c.
At the Lessor’s request, the Lessee shall present to the Lessor all insurance policies issued thereto in accordance with this section 17 or the insurance authorization for the rented premises, attached hereto as Appendix F to this agreement, signed by the insurer. In addition, the Lessee shall present to the Lessor and at the request thereof any amendment or revision to the policy and at the reasonable request of the Lessor, the Lessee shall be obligated to add and/or update and/or amend the insurance policies to the satisfaction of the Lessor so that they fulfill the criteria set forth herein in this section 17.

d.
The Lessee undertakes to use the funds received from the insurance company in accordance with the policies solely to rectify forthwith the damages and/or policies. Nothing in the aforesaid may limit and/or derogate from the Lessor’s right to exercise the rights thereof pursuant to the policies. The policy shall include a provision that the Lessor and the insurance company undertake to act pursuant to this section.

e.	The Lessee’s insurances shall be defined as primary insurance and shall include an explicit condition to the effect that they take precedence over any other insurance the Lessor has arranged.

This insurance entitles the Lessor to full indemnity owing pursuant to the conditions thereof without the Lessor’s insurers demanding participation in coverage of the damage or liability connected to the tenancy agreement. Likewise, the policies shall include a provision to the effect that they shall not be restricted or revoked unless written notice by way of registered mail shall be delivered to the Lessor 30 days in advance.

f.
The Lessee declares that it shall have no contention or demand or claim against the Lessor, the services company or other tenants in the building in respect of any damage whereto it is entitled to indemnity in respect thereof, according to the insurances that it undertook to arrange pursuant to this section or was entitled to had it not been for the deductible for damages stated in the same insurances, and it hereby exempts the Lessor and other tenants and other possessors in the building from any liability for damage as aforesaid.

Nothing in the arrangement of the aforesaid insurances by the Lessee may restrict or derogate in any manner whatsoever from the undertakings of the Lessee in accordance with this agreement or release it from the duty to compensate the Lessor and/or any other person whatsoever in respect of any damage caused directly or indirectly in connection with the property wherefore it is liable in respect thereof and/or as a result of the activity thereof and/or from the Lessee’s use of the rented premises and/or as a result of the non-fulfillment of the provisions of this agreement by the Lessee and/or as a result of the performance of works in the rented premises by the Lessee. Payment of any insurance benefits whatsoever to the Lessor shall serve solely to be deducted from the amount of indemnity and/or compensation whereto the Lessor is entitled, as the case may be, in respect of the damage or loss.

The contents of this section shall add to and not derogate from any other provision herein in this agreement with respect to the exemption from liability vis-à-vis the Lessor and with respect to the imposition of liability on the Lessee.

g.
The Lessee undertakes to fulfill the conditions of the policy, to pay the insurance fees in full and on time, to ensure and make certain that the insurance policies for the rented premises shall be renewed from time to time, as required and shall remain valid throughout the entire period of the tenancy.

h.
If the Lessee fails to fulfill the undertaking thereof according to this section 17 herein in its entirety, the Lessor shall be entitled, but not obligated, to arrange the insurances or part thereof in place of the Lessee and at the expense thereof and to pay in place of the Lessee any amount, without derogating from the Lessor’s right to any other relief. In such instance, the Lessor shall be entitled to the refund of the expenses thereof in this context together with interest for delay as specified in section 2 above.

i.
Without derogating from the generality of the aforesaid in section a above, the Lessee shall be liable for any claim wherefore the Lessor is likely to be obligated as a result of the Lessor’s breach or failure to fulfill the provisions of any law or license or competent authority or as a result of the breach of an undertaking of the Lessee pursuant to this agreement, and the Lessee shall indemnify the Lessor in respect of any expense or damage whatsoever, if there are such, in connection therewith.

The parties hereby clarify and agree that the Lessee is solely liable and shall indemnify and compensate the Lessor forthwith upon its first demand in respect of any damage and/or expense the Lessor incurs, directly or indirectly, including as a result of a claim or complaint from any third party whatsoever in connection with the use and/or handling by the Lessee of chemical and/or biochemical and/or other materials including but not solely the storage thereof, the spill thereof, the drainage thereof including the leaking thereof, for any reason whatsoever, emission of gases of any kind and for any reason from the rented premises and/or from any apparatus and/or system in the rented premises, and including the animals and/or animal house held in the rented premises, if such is held. Indemnity by the Lessee of the Lessor as aforesaid herein in this sub-section shall be against the presentation of documentary proof and/or suitable invoices to the Lessee.

Notwithstanding the aforesaid in any other place, the Lessor shall not be liable in any case for any damage, expense, loss or impairment caused, directly or indirectly, to any person and/or body in connection with the equipment and/or materials and/or animals and/or animal house whereof the Lessee makes use in the rented premises, including all byproducts thereof, as well as, but not solely, the transport thereof, storage thereof, evacuation thereof or emptying thereof. And the Lessee hereby declares that it agrees to be solely liable and indemnify the Lessor forthwith upon its first demand in respect of any expense or damage in connection therewith.

d.
If possible, all the insurances shall indicate therein that following each payment of compensation by the insurer, the limits of liability shall automatically be restored to their former state. The Lessee shall be liable to pay the additional premium resulting therefrom.

18.	Transfer and Endorsement of Rights

a.
The Lessee shall not be entitled to transfer the rights in the rented premises and rights pursuant to the agreement or to permit any use whatsoever of the rented premises or any part thereof to anyone else, whether for proceeds or not for proceeds, directly or indirectly, without obtaining the permission of the Lessor to do so, in advance and in writing. The Lessor shall refuse to give the consent thereof solely on reasonable grounds.

b.
The Lessor may sell and transfer to another the rights thereof in the lot and/or the building or any of the units thereof, including the rented premises and/or the rights pursuant to the agreement or to encumber them or mortgage them without the need for the prior consent of the Lessee, provided that the Lessee’s rights pursuant to the provisions of the agreement and/or according to any law shall not be infringed. The Lessor shall inform the Lessee insofar as it shall sell the rights thereof in the rented premises to another.

c.
Without derogating from the aforesaid, the Lessor may transfer, assign, endorse and mortgage in favor of another all the rights thereof to the rent, subject of the agreement, and the Lessee shall act pursuant to and in accordance with the written provisions with which the Lessor provides him on this matter, provided that the rights of the Lessee according to the provisions of the agreement and/or according to any law shall not be infringed.

d.	The Lessee undertakes to inform the Lessor of any change in ownership of the Lessee, within 7 days of the occurrence of such change.

e.
The parties agree that the Lessee may transfer part of the rights thereof in the rented premises, pursuant to this agreement, to a sub-tenant, subject to the cumulative fulfillment of the conditions following herein below: (1) the sub-tenant is a factory in the high-tech industry; (2) the Lessee shall obtain the consent of the Lessor to the identity of the sub-tenant, in advance and in writing, and the parties agree that the Lessor shall only refuse the preference of the Lessee on reasonable grounds; and (3) the Lessee shall remain solely liable for the fulfillment of all conditions and undertakings pursuant to this agreement vis-à-vis the Lessor, including but not solely all payments (of any kind), the objective of the rented premises, the use of the rented premises, the maintenance and evacuation of the rented premises, with respect to the entirety of the rented premises.

19.         Fundamental Sections and Advance Agreed Compensation

a.
The parties hereby agree that the provisions of sections 6(a), 6(e1), 8(a), 9, 10, 11, 12(a), 13, 14, 15(a)(b)(h), 16(c)(d)(e), 17, 18(a), 21 and 22 are principal and fundamental sections of this agreement as the term is defined pursuant to the Contracts (Reliefs Due to Breach of Contract) Law 5731-1970. The breach of these sections or any one of them shall be deemed a fundamental breach as this term is defined pursuant to the Contracts (Reliefs Due to Breach of Contract) Law 5731-1970.

b.
The breach of the provisions of sections 9, 10, 11, 12(a), 14, 16(c)(d)(e), 17 and 21 of this agreement that failed to be rectified even subsequent to the provision of a warning of 7 days in writing to the Lessee shall grant the Lessor, in addition to all reliefs and remedies granted thereto, the right to agreed compensation estimated in advance in the amount of the rent and maintenance fees in respect of the rented premises for 4 months of rent, with the addition of VAT, as it may be from time to time (hereinafter: “the Agreed Compensation”). The agreed compensation shall be linked to an index from the basic index to an index to be known at the time of actual payment. The parties hereby declare that the amount of agreed compensation is effective and reasonable and has been determined by them in accordance with damages they anticipate in the event of a fundamental breach of the agreement.

c.
Without derogating from the undertakings of the Lessee pursuant to this agreement, the parties hereby agree that a delay by the Lessee in the payment of rent and/or any other payment imposed thereon, pursuant to this agreement, that exceeds 3 business days shall bear interest for delay, as defined herein in this agreement, which shall apply commencing on the first day of the delay in payment, all in addition to and without derogating from any other reliefs and remedies granted to the Lessor pursuant to this agreement and/or pursuant to any law.

d.
For the avoidance of doubt, the parties agree that a delay in payment of the rent, management fees and/or any other payment, which the Lessee is obligated to pay to the Lessor, pursuant to the provisions of this agreement that fails to exceed 3 business days shall not be deemed a breach of this agreement and shall not entitle the Lessor to any relief of any kind and type whatsoever.

20.         Revocation of the Tenancy and the Agreement

The Lessee hereby agrees and undertakes that notwithstanding the provisions of this agreement with respect to the period of the tenancy, the Lessor may – but is not obligated to – revoke this agreement and evacuate the Lessee from the rented premises by a one-sided notice of 14 days in advance and in writing, provided that the Lessee is given an opportunity of 14 days to rectify the breach in each of the following cases specified herein below:

a.	If the Lessee breached and/or failed to fulfill on time one of the conditions and/or undertakings, pursuant to the fundamental sections.

b.
If a receiver and/or a liquidator (including a provisional one) is appointed for the Lessee and/or the property thereof, all or in part, and/or the business thereof, and the appointment is not revoked within 45 days and/or if the Lessee is declared bankrupt, all as the case may be.

21.         Evacuation of the Rented Premises

a.
The Lessee hereby undertakes to evacuate the rented premises on termination of the tenancy period or on the lawful revocation of this agreement, all according to whichever is the earlier and according to the matter and to return the rented premises to the exclusive possession of the Lessor in the same state it was in as on the date of delivery, including the initial adaptation works, as it is clean and freshly painted with Tambour Supercryl paint (in the same shade as when it received the rented premises) and subject to reasonable and accepted wear.

b.
In addition and without derogating from the reliefs and remedies duly granted to the Lessor pursuant to the provisions of this agreement and/or the provisions of law, the Lessee hereby undertakes that if it fails to evacuate the rented premises as aforesaid in section a above, the Lessee shall pay the Lessor for each day of delay agreed usage fees, agreed and estimated in advance, in the amount of double (twice) the rent owing to the Lessor in respect of each day. This sum shall be linked to an index of the known index on the date whereon the Lessee was required to vacate the rented premises, pursuant to section a above, and until the index that shall be known on the date of actual payment.

c.
On the evacuation of the rented premises, the Lessee may take with it all movable equipment it introduced into the rented premises at its expense, which may be dismantled, including the equipment specified in Appendix C, which shall be evaluated and attached to this agreement with the advance agreement of the parties in writing, if and insofar as it shall be attached, and unless it is agreed otherwise, the permanent systems the Lessee introduced to the rented premises at its expense, which may be dismantled (together hereinafter: “the Equipment”), provided that the Lessee shall repair at its expense all that requires repair as a result of the aforesaid dismantling activities in order to restore the rented premises to the former state at the time of the delivery, as aforesaid in section a above. The repairs shall be performed prior to the termination of the tenancy period or the revocation thereof, pursuant to this agreement, and in accordance with the directives of an engineer on behalf of the Lessor and, in any event, without damaging the structure thereof and/or systems therein and/or the ongoing activities of the tenants of the building. If the Lessee fails to dismantle the equipment or any part thereof as aforesaid, the Lessor shall have the right and option to dismantle them and remove them or, alternatively, to take possession thereof without any duty of paying indemnity and/or compensation and/or refund and/or making any payment whatsoever applying thereto. If the Lessor demanded the evacuation of the equipment within 7 days of the termination of the tenancy period or the revocation thereof and the Lessee fails to evacuate the premises, then in order to pay proper usage fees as determined in sub-section b above, the Lessee shall be deemed as one who has failed to vacate the rented premises as long as the Lessee fails to dismantle and remove the equipment from the rented premises and fails to adapt the rented premises to the former state thereof as on the date of delivery.

22.         Securities

To ensure the fulfillment of the Lessee’s undertakings pursuant to this agreement, the Lessee shall deposit with the Lessor at the time of the signature of this agreement and as a condition for receiving possession of the rented premises the following securities:

a.
An automatic unconditional bank guarantee, which may be paid off according to first demand and without giving reasons in a shekel amount equivalent to ___________________________ U.S. dollars (the value of the rent and management fees with the addition of VAT in respect of a period of 6 (six) months of rent) (hereinafter: “the Guarantee” or “the Security”) with the text as specified in Appendix G and subject to the conditions specified herein above and below. The guarantee shall be unconditional and not given to endorsement and may be forfeited in full or by installments at any time. The guarantee shall be linked to the representative rate of the U.S. dollar, as specified in the text of the guarantee attached hereto as Appendix G. The validity of the guarantee shall be commencing from the date of the signature of this agreement, throughout the entire period of the tenancy with the addition of 3 more months and the validity thereof shall be renewed periodically, a month before the date whereon the validity thereof is intended to expire until the conclusion of the additional tenancy period, with the addition of 3 months following the termination of the additional tenancy period. The guarantee shall be duly stamped. All expenses involved in issuing the guarantee shall apply solely to the Lessee. In the event that the guarantee is duly forfeited pursuant to this agreement, the Lessee undertakes to deposit forthwith, following the forfeiture as aforesaid, an additional guarantee with the text and the conditions as stated above.

b.	Without derogating from the remaining provisions of this agreement, the Lessor may utilize the security, all or in part, as it opts to do, as follows:

(1)
In the event that the rented premises fail to be evacuated at the required time, the Lessor may utilize the security in full or in part and in such manner that the funds to be paid shall be deemed, inter alia, as agreed compensation, estimated in advance, as determined herein in this agreement.

(2)
In the event of the failure to make a payment that applies pursuant to this agreement to the Lessee, the Lessor shall be entitled to utilize the security in the amount of the sum of the payment required and together with linkage differentials, fines, interest for delay and all other expenses of the Lessor.

In the event that the failure to make a payment constitutes a fundamental breach of the agreement, the Lessor may utilize the security in the amount of the sum required or in the amount of agreed compensation pursuant to this agreement, according to whichever is the higher between them.

(3)
In the event of damage to or loss of the rented premises and/or the contents thereof that apply pursuant to this agreement to the Lessee, the Lessor shall be entitled to utilize the security in the amount of the sum required for the repair thereof, together with 15% handling fees. “Repair” shall have the meaning: including replacement.

(4)	In order to cover the damages and expenses thereof, in the event of a fundamental breach of the agreement.

(5)
In order to cover the damages and expenses thereof in the event of a breach, which is not a fundamental breach, if such fails to be rectified within 7 days of the date whereon the Lessor gave written warning thereof.

c.
Notwithstanding the aforesaid in this section 22, it is hereby clarified that the Lessor may not utilize the guarantee and/or any other security pursuant to this agreement unless subsequent to the delivery of notice thereof of 7 days in advance and in writing to the Lessee, during which time the Lessee failed to rectify the breach contended by the Lessor.

d.
The provision of a security according to this section fails to constitute a waiver on the part of the Lessor of the right thereof to other reliefs against the Lessee, whether the reliefs are explicitly stated in the body of the agreement or whether such are reliefs available to the Lessor by virtue of any law.

e.
The guarantee shall be returned to the Lessee up to three months following termination of the tenancy period or following the presentation of all documentary proof with respect to the performance of all payments pursuant to this agreement by the Lessee – whichever is the earlier of the two dates aforesaid.

23.         Proprietor’s Custom – Lessor’s Seizure of the Rented Premises

Without derogating from the validity of the aforesaid herein in this agreement and in addition to all reliefs and remedies granted to the Lessor pursuant to this agreement and/or according to any law, the parties hereby agree as follows:

a.
On termination of the tenancy period and/or in any case of the expiration or revocation of this agreement, all according to whichever is the earlier, the Lessor may act with respect to the rented premises or in any part thereof as is customary for proprietors.

b.
If the Lessee fails to evacuate the rented premises on termination of the tenancy period and/or on the expiration thereof and/or on the revocation of this agreement, all according to whichever is the earlier, the Lessee shall be deemed as a trespasser of the Lessor’s property in the rented premises and in any part thereof, commencing on the date whereon the Lessee was required to vacate the rented premises, as aforesaid, until the actual evacuation thereof. In such event, as aforesaid, the Lessor, subsequent to giving advance written warning of two business days, may and is entitled to preclude the Lessee or anyone of the units thereof and/or any person on behalf thereof from entering the rented premises and making use of the rented premises or any part thereof. For this purpose, the Lessor is entitled to and may, inter alia, use reasonable force, replace the locks of the rented premises, disconnect and/or instruct that the electricity, water, telephone, gas and air-conditioning be disconnected and preclude the Lessee’s access and entrance, including to the building, and all subject to any law.

24.         Cancelled

25.         Miscellaneous

a.	The titles in this agreement were added solely for the convenience of reading and use and fail to instruct with respect to the contents and construal of the agreement.

b.	The appendices attached hereto to this agreement constitute an integral part thereof.

c.
If a party to the agreement, subsequent to providing written early warning of 7 days to the other party, pays any amount whatsoever, the duty of payment whereof applies to the other party effective by the provisions of any law or valid by the provisions of this agreement, the party that is obligated for the payment shall reimburse the paying party with the amount it paid together with interest for delay from the date of payment by the paying party until the date of the actual reimbursement by the party owing the sum, against the presentation of documentary proof and/or duly issued tax invoices with respect to the performance of the payment in practice by the paying party.

d.	The parties choose the city Tel Aviv-Jaffa as the place of exclusive jurisdiction for the purposes of the provisions of this agreement.

e.	Any alteration or amendment to or waiver in the agreement or in any condition of the conditions thereof shall be made in writing and signed by the parties.

f.
The Lessor’s consent to any divergence from the conditions of the agreement shall not serve as a precedent and/or shall not constitute any waiver and no analogy shall be learned therefrom to any other instance.

g.
The Lessee hereby declares that it has been explicitly informed that Adv. Dana Dotan and/or Adv. Yael Langer and/or Adv. Amit Wengerovitz and/or Adv. Sharon Rosenzweig and/or Adv. Hagit Rothstein represent solely the Lessor in the agreement and the transaction, subject of this agreement and the Lessee may be represented by another attorney.

h.	The costs of the stamps for this agreement shall be paid by the party requesting that the agreement have stamps.

i.
The addresses of the parties for the objectives of the agreement are as aforesaid in the Preamble and any notices that are to be delivered according to the agreement or in connection thereto shall be in writing and shall be delivered by hand or by way of registered mail, according to these addresses. Notwithstanding the aforesaid, following the signature of this agreement the Lessee’s address shall be the address of the rented premises. If a notice is sent by registered mail, it shall be deemed to have reached the knowledge and domain of the party being addressed within 72 hours of the time it was dispatched thereto.

j.
This agreement exhausts and faithfully reflects all that has been agreed by the parties. No representation and/or undertaking that have not found expression herein in this agreement shall have any validity. Any representation and/or agreement and/or undertaking that preceded this agreement are hereby null and void.

k.
Notwithstanding all the aforesaid in any other place herein in this agreement, in any event, the Lessor and/or the management company shall not be liable, pursuant to this agreement, for indirect damages and/or resultant damages, save for damages, as aforesaid, that were caused maliciously by the Lessor directly.

In witness whereof we have signed:

(-)
/s/ YURI SHOSHAN
Kapps-Pharma Ltd.	Lessee
STAMP:
Bioline Innovations Jerusalem
Limited Partnership
By Its General Partner
Bioline Innovations Jerusalem Ltd.

I, the undersigned, Joeri Kreisberg, attorney for the Lessee, Bioline Innovations Jerusalem Limited Partnership, hereby authorize that Morris Laster, Aharon Illegible and Rami Illegible have signed this agreement in the name of the Lessee and they are approved signatories to sign this agreement and the signatures thereof on the agreement obligate the Lessee for all intents and purposes.

(-)

Attorney

STAMP:
Joeri Kreisberg, Adv.
License No. 19903

List of Appendices

1.	Appendix A:	Sketch of the rented premises and additional areas

2.	Appendix B:	Schedules

3.	Appendix B1:	Initial adaptation specification works

3.	Appendix C:	Equipment that the Lessee may take with it on termination Of the tenancy period

4.	Appendix D:	Sketch of the parking spaces

5.	Appendix E:	Formula for the calculation of air-conditioning electricity consumption in the rented premises

6.	Appendix E1:	Formula for the calculation of expenses in respect of particularly high-powered air-conditioning for the Old Wing Area

6.	Appendix F:	Authorization of insurance for the rented premises

7.	Appendix F1:	Authorization of insurance of the works

8.	Appendix G:	Text of the bank guarantee

Extension to Lease Agreement

This agreement was made and executed on December 4, 2008

Whereas
The Lessee leases, from the Lessor, various areas in a building in the industrial area in Har Hotzvim in Jerusalem (hereinafter: “the Building”), as specified in section 1a below, and 22 regular parking spaces and 6 double parking spaces in the building’s  parking lot, marked in the parking space blueprint which is attached as Appendix A to this agreement (hereinafter “the Leased Premises”), in accordance with the provisions and terms of the lease agreement signed by the parties on  July 10, 2005, (hereinafter:  “the Main Agreement”), the amendment agreement dated October 23, 2007 (hereinafter: “the Amendment and Supplemental Agreement”) and the parties’ verbal agreement regarding the Lessee’s leasing of the storeroom area, as defined below;

Whereas
The Lessee notified the Lessor on June 30, 2008 of its decision to exercise the first extension period, as described in section 3 of the amendment and supplemental agreement, with regard to all of the areas in the leased premises, and there has been an agreement on additional updates regarding the leasing of the leased premises, including terms relating to the leasing of the storeroom area as defined below, all subject to the provisions and terms of this agreement;

The parties therefore agree, provide and declare as follows:

1.           The preamble to this agreement constitutes an integral part thereof.

2.
It is hereby agreed that the total area of the leased premises, as defined above, is 1,781.50 square meters (gross) in total, along with the parking spaces as described above, and that the said area is divided as follows:

(a)
751 square meters (gross) on the 6th floor of the building’s new wing, as outlined in color and marked with the letter A and with the words “the Company’s Offices,” on the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the main agreement (hereinafter:  “the New Wing Area”);

(b)
623 square meters (gross) on the 6th floor of the building’s old wing, as outlined in color and marked with the letter B and with the words “the Company’s Laboratories,”  on the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the main agreement (hereinafter:  “the Old Wing Area”);

(c)
31 square meters (gross) on the 6th floor of the building’s Old Wing, as outlined in color and marked with the letter C and with the words “Machinery Area”  in the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the main agreement (hereinafter:  “the Machinery Area”);

(d)
14 square meters (gross) of a gallery area on the 6th floor of the building’s New Wing, which, pursuant to the main agreement, are designated for the placement of machinery, as outlined in color and marked with the letter “D” and with the word “Gallery” on the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the main agreement (hereinafter: “the Gallery Area”);

(e)
225 square meters (gross) on the 6th floor of the building’s New Wing, as outlined in color and marked with the letter “E” on the blueprint attached as Appendix B to this agreement, and which the Lessee leases from the Lessor pursuant to the amendment and supplemental agreement (hereinafter: “the Additional Area”);

(f)
70 square meters (gross) on the 6th floor of the building’s New Wing, as outlined in color and marked with the letter “F” on the blueprint attached as Appendix B to this agreement (hereinafter: “the Optional Area”), and which the Lessee leases from the Lessor pursuant to section 4(a) of the amendment and supplemental agreement, and subject to the following provisions of this agreement relating to the size of the optional area;

(g)
67.5 square meters (gross) on the 6th floor of the building’s New Wing, which are designated for storage only, as outlined in color and marked with the letter “G” and with the word “Storeroom” on the blueprint attached as Appendix B to this agreement (hereinafter: “the Storeroom Area”), and which the Lessee leases from the Lessor pursuant to the parties’ verbal agreement and subject to all the provisions and terms of this agreement; it is hereby noted that subject to the provisions and terms of section 4 below, the Lessee will in actuality pay for an area of only 40 square meters (gross) with regard to the storeroom area, despite the fact that in actuality the Lessee will use all of the storeroom area as described above in this section 2(g);

3.
It is hereby noted that the Lessee has, since November 11, 2007, exercised its right of first refusal regarding the leasing of the Optional Area in the building – a right granted to the Lessee in section 4 of the amendment and supplemental agreement – and that on November 11, 2007, possession of the Optional Area was transferred to the Lessee.  It is noted that pursuant to the amendment and supplemental agreement, the size of the Optional Area is 75 square meters (gross), and that nevertheless, the parties hereby agree that the area of the Optional Area is in actuality 70 square meters (gross) and that it is therefore hereby agreed that beginning on December 1, 2008, and from this date forward only, the area of the Optional Area will be updated so that it is 70 square meters (gross) (and not as stated in the amendment and supplemental agreement), and that this agreed area (70 square meters (gross)) is final and may not be disputed.

4.
(a)        It is hereby agreed that the Lessee is leasing the storeroom area from the Lessor and 2 of the double parking spaces included in the leased premises as defined above in the preamble to this agreement (hereinafter, together: “the Storeroom and the Additional Double Parking Spaces”), beginning on April 1, 2008, and that beginning on the said date, the storeroom and the additional parking spaces will be automatically added to the definition of the leased premises pursuant to the main agreement and pursuant to the amendment and supplemental agreement (hereinafter, together: “the Agreements”), [and that they] constitute an integral part of the leased premises and that they are leased to the Lessee for the entire duration of the lease as stated in the agreements and in this agreement, for all intents and purposes.

(b)
The storeroom area was delivered to the Lessee on the delivery date described above in this section 4, on an “as is” basis with regard to the said date – i.e., in shell condition and including only storeroom lighting.  The Lessee may, at its expense only and subject to the provisions and terms of the agreements with regard to the execution of work and/or modifications (including section 14 of the main agreement), carry out any additional work in the storeroom area, as it requires in order to adapt the storeroom to its needs.  To remove all doubt, it is noted that notwithstanding any other provision, the Lessor has not in any event paid and/or participated and will not pay and/or participate in any cost whatsoever in connection with any adaptation work whatsoever in the storeroom.

(c)	The Lessee is leasing the storeroom as an area that will be used for storage purposes only.

(d)
It is agreed that the Lessee will, with regard to the leasing of the storeroom area as described above, and for the lease purpose described in section 4(c) above, pay – together with and in addition to any payment imposed on the Lessee with respect to the leasing of the leased premises pursuant to the provisions of the agreements – rental payments and maintenance fees (hereinafter, also: “Maintenance Fees”) in a total amount of $US 5 per square meter (gross) of the storeroom area, with the addition of all payments that the Lessee is required to pay pursuant to the agreements for leasing the leased premises pursuant to the provisions of the agreements and of this agreement, including municipal real property tax.  It is also agreed that subject to the leasing of the storeroom area in accordance with all of the provisions and terms of this agreement, the Lessee will pay only the rental payments and maintenance fees for an area of only 40 square meters (gross).

(e)
In addition, it is hereby expressly agreed that if the Lessee makes any use of the storeroom area or of any part thereof which is other than as described in section 4(c) above, the Lessee – beginning at the time that the use is so changed – will pay to the Lessor, with respect to the leasing of the entire storeroom area (i.e., for 67.50 square meters (gross)), rental payments and maintenance fees in the amount of the rental payments and maintenance fees  that apply to the leasing of the New Wing Area in accordance with the agreements (instead of the rental payments and maintenance fees  described in section 4(d) above).

(f)
It is also agreed that with respect to the leasing of the two additional double parking spaces (as described in section 4(a) above), the Lessee will pay to the Lessor any rental payments, management fees and all other payments imposed on the Lessee with regard to the leasing of parking spaces pursuant to the agreements– in full and in a timely manner.

(g)
At the time of the signing of this agreement, the Lessee will pay to the Lessor the rental payments and maintenance fees for the leasing of the storeroom and the additional double parking spaces, as described above, for the lease period from April 1 2008 through December 31, 2008.  It is also agreed that beginning on January 1, 2009, payment of the rental payments and maintenance fees for the storeroom and the additional double parking spaces will be added to payment of the rental payments for the other areas and parking spaces in the leased premises, on the first day of each calendar quarter, as provided in the agreements.

(h)
It is noted that the Lessee is required to purchase and expand the insurance policies that are required pursuant to the agreements, such that they will apply to all of the area of the leased premises, including the storeroom and the additional double parking spaces.

5.
In order to remove doubt, it is hereby noted that the Lessee has exercised in full any right of [first] refusal and/or option to rent Additional Areas and/or parking spaces which were granted to it pursuant to the agreements, and that the Lessee has no additional right of first refusal or option for the rental of any Additional Areas whatsoever and/or of any additional parking spaces whatsoever in the building.

6.
The parties hereby agree regarding the Lessee’s having exercised the first extension period, as provided in the amendment and supplemental agreement, such that the leasing of the entire leased premises will be extended for a period commencing on December 16, 2008 and concluding on December 15, 2010 (hereinafter: “the First Extension Period.”)

During the first extension period, the Lessee will pay to the Lessor the rental payments in accordance with all provisions of the agreements and of this agreement (hereinafter, together: “the Lease Agreement”) and any other payments imposed on the Lessee pursuant to the lease agreement in connection with the leasing of the leased premises, including maintenance fees, municipal property taxes and electricity.

7.
Additionally, at the time of the signing of this agreement, the Lessee will give the Lessor a written confirmation from the bank regarding the extension of the collateral (the bank guarantees) which had been delivered to the Lessor with regard to the leasing of the leased premises, such extension to be through March 15, 2011, and by one month prior to the commencement of the first extension period, the Lessee will give the Lessor a written confirmation from the Lessee’s insurance company regarding the expansion, renewal and     extension of the various insurance policies that the Lessee undertook to arrange as provided in section 17 of the main agreement, for the first extension period and with regard to the entire leased premises.

It is also hereby noted that beginning on January 1, 2009, the invoice that the Lessor will issue to the Lessee with regard to the payment of the rental payments will consolidate the account for the 1,669 square meters (gross) of the leased premises’ area – i.e., the account for the leased premises’ area excluding the Machinery Area, the Storeroom Area, and the Gallery Area in the leased premises.

8.
The other provisions of the agreements remain unchanged.  The parties expressly agree that during the current lease period and the first extension period, the agreements and all of their provisions will continue to apply to the parties and to the leasing of the leased premises, with the necessary changes, and subject to all the terms and provisions of this agreement.

And in witness thereof we have signed:

(-)	/s/ YURI SHOSHAN /s/ MORRIS LASTER
Kapps-Pharma Ltd.. Partnership	Bioline Innovations Jerusalem, Limited
By its general partner,
Bioline Innovations Jerusalem Ltd.

I the undersigned Tal Lecker, attorney for the Lessee Bioline Innovations Jerusalem, Limited Partnership, hereby confirm that Mr. Yuri Shoshan and Mr. Aharon Schwartz and Mr. Morris Laster have signed this agreement in the name of the Lessee and that they are authorized to sign the agreement and that their signature of the agreement binds the Lessee for all matters and purposes.

/s/ TAL LECKER
Attorney

Tal Lecker
Yigal Arnon & Co.
Rivlin Street 22, Jerusalem
License No. 39931

Bioline Innovations Jerusalem
Limited Partnership
By its general partner,
Bioline Innovations Jerusalem Ltd.